                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                           Diamond Shamrock, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                           Diamond Shamrock, Inc.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

    Pursuant to Item 10 of Schedule 14(a), the Commission is hereby advised that the additional Common Stock to be issued under the Company's amended Long-Term Incentive Plan as described in the attached Proxy Statement will be registered under the Securities Act of 1933, as amended, on or before May 2, 1995.

    The Company acknowledges its obligation under Regulation 14A, Rule 14a-6(c) to file with the Commission any written instructions or other material which discusses, reviews, or comments upon the merits of any matter to be acted upon and which is furnished to persons soliciting proxies for their use in connection with the solicitation.

                 [LOGO OF DIAMOND SHAMROCK, INC. APPEARS HERE]
                        NOTICE OF ANNUAL MEETING
                        AND PROXY STATEMENT

                        MAY 2, 1995

NOTICE OF ANNUAL MEETING
MAY 2, 1995

TO THE STOCKHOLDERS OF DIAMOND SHAMROCK, INC.

The Annual Meeting of Stockholders of Diamond Shamrock, Inc. will be held at the Camino Real Paso Del Norte Hotel, 101 South El Paso Street, El Paso, Texas 79901 on Tuesday, May 2, 1995 at 10:00 a.m. El Paso time, for the following purposes:

  1. To elect three directors to serve for a three-year term expiring in 1998 (Proxy Item 1);

  2. To approve amendments to the Company's Long Term Incentive Plan (Proxy
  Item 2);

  3. To ratify the appointment of independent accountants for 1995 (Proxy
  Item 3); and

  4. To transact any other business which may be properly brought before the Annual Meeting.

Holders of record of the Company's Common Stock at the close of business on March 17, 1995 are entitled to notice of and to vote at the Annual Meeting.

March 23, 1995

BY ORDER OF THE BOARD OF DIRECTORS

JERRY D. KING
Secretary

DIAMOND SHAMROCK, INC.
9830 Colonnade Boulevard
P.O. Box 696000
San Antonio, Texas 78269-6000
Telephone: (210) 641-6800

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY, AND RETURN IT IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE ANNUAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE ANNUAL MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES, AND INVITED GUESTS OF THE COMPANY.

PROXY STATEMENT

--------------------------------------------------------------------------------
                              GENERAL INFORMATION

INTRODUCTION

The Board of Directors (the "Board") of Diamond Shamrock, Inc. (the "Company") is soliciting proxies to be voted at the 1995 Annual Meeting of Stockholders (the "Annual Meeting") to be held in El Paso, Texas on May 2, 1995, and at any adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about March 23, 1995.

SHARES VOTING

Holders of shares of the Common Stock of the Company at the close of business on March 17, 1995 are entitled to notice of the Annual Meeting and to vote shares held on that date at the Meeting. As of the close of business on March 17, 1995, there were 29,012,293 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of such outstanding shares of Common Stock, represented in person or by proxy, is necessary to provide a quorum at the Annual Meeting.

VOTING OF PROXIES

This proxy solicitation is intended to afford stockholders the opportunity to vote regarding the election of directors, the amendment of the Company's Long-Term Incentive Plan, the appointment of independent accountants, and such other matters, if any, as may be properly brought before the Annual Meeting.

It is the Company's policy for the Annual Meeting that all returned proxies, ballots, and other voting materials that identify the votes of specific stockholders will be kept confidential, and will be made available only to certain persons involved in the receipt, counting, tabulation, or solicitation of proxies who have agreed to maintain stockholder confidentiality. Access to voted proxies, ballots, and other voting materials will not be restricted where stockholders seek to communicate with management by writing comments on their proxy or otherwise disclose their vote to management, and where disclosure may be required by applicable law. In limited circumstances, such as a proxy solicitation based on an opposition proxy statement or a proxy solicitation on a matter requiring a vote of more than a majority of the shares represented at the meeting, this policy may be suspended by the Board.

A proxy may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy, or by voting in person at the Annual Meeting. Where a stockholder's proxy specifies a choice with respect to a matter, the shares will be voted accordingly. IF NO SUCH SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR IDENTIFIED BELOW, FOR THE AMENDMENT OF THE COMPANY'S LONG-TERM INCENTIVE PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

Abstentions and broker non-votes will be included in determining the number of shares present or represented at the Annual Meeting, or any adjournment thereof, for purposes of determining whether a quorum exists. However, abstentions and broker non-votes with respect to any matter brought to a vote at the Annual

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
Meeting, or any adjournment thereof, will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained, and therefore will have no effect on the outcome of the vote on any such matter.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON THE PROXY)

The By-Laws of the Company (the "By-Laws") provide that the directors will be classified into three classes. The directors of each class serve for a term of three years and until their successors are elected and qualified.

Information regarding the nominees proposed by the Board for election at the Annual Meeting and the other directors of the Company whose terms expire after the Annual Meeting is set forth below. Messrs. Biggs, Bradford, and Marbut have been nominated for election to the class of directors whose terms expire at the 1998 Annual Meeting of Stockholders. Each nominee is presently serving as a director of the Company.

A plurality of the votes of the Common Stock cast at the Annual Meeting, or any adjournment thereof, is required to elect directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If a nominee should for any reason become unavailable for election, proxies may be voted with discretionary authority by the persons named therein for a substitute designated by the Board.

THE PERSONS NAMED IN THE PROXY WILL VOTE FOR THE NOMINEES LISTED BELOW EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

E. GLENN BIGGS, 61, is President of Biggs & Co., (a corporation engaged in developmental projects and financial planning). He was the Chairman and Chief Executive Officer of Gill Companies until July 1989. Mr. Biggs served as the Vice Chairman of the Board and Chairman of the Executive Committee of InterFirst Bank San Antonio, N.A. until May 1987. Mr. Biggs is a director of Central and Southwest Corporation, Southwestern Bancorp, Inc. and Zachry, Inc. Mr. Biggs is Chairman of the Compensation Committee, and serves on the Executive and Public Responsibility Committees. He has been a director of the Company since April 1987.

W. E. "BILL" BRADFORD, 60, is President and Chief Operating Officer of Dresser Industries, Inc. Mr. Bradford has been with Dresser Industries, Inc. since 1970 and has held various positions in production and management. In 1988 Mr. Bradford was appointed President and Chief Executive Officer of Dresser-Rand Company. He was elected to his present position in March 1992. Mr. Bradford serves on the Board of Trustees of the Manufacturers' Alliance for Productivity and Innovation, is a member of the Board of Directors of the Petroleum Equipment Suppliers Association, and is a member of the American Petroleum Institute. Mr. Bradford serves on the Board of Directors of Dresser Industries, Inc. and on the Board of Directors of Oryx Energy Company. Mr. Bradford serves on the Compensation Committee and has been a director of the Company since December 1992.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

BOB MARBUT, 59, has been Chairman and Chief Executive Officer of Argyle Communications, Inc. since January 1992, Chief Executive Officer of Argyle Television Holding, Inc. since June 1993, and Chairman and Chief Executive Officer of Argyle Television Holding, II since August 1994. Prior to 1992, Mr. Marbut was President and Chief Executive Officer of Harte-Hanks Communications, Inc. and served one year as Vice Chairman of that Company. He is a director of Premark International, Inc., Tracor, Inc., Argyle Television Holding, Inc., Argyle Television Holding II, and Katz Media Corporation. He serves on the Compensation and Executive Committees and has been a director of the Company since March 1990.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1996 ANNUAL MEETING

B. CHARLES AMES, 69, is a partner of Clayton & Dubilier, Inc. (an investment firm). Mr. Ames served as Chairman and Chief Executive Officer of The Uniroyal Goodrich Tire Company until May 1990 and as Chairman and/or Chief Executive Officer of Acme-Cleveland Corporation until October 1987. Mr. Ames is a director of M.A. Hanna Company, The Progressive Corporation, and Warner-Lambert Company. Mr. Ames serves on the Audit Committee and has been a director of the Company since April 1987.

LAURO F. CAVAZOS, PH.D., 68, is adjunct Professor of Community Health and acting Chairman, Tufts University School of Medicine. He has been a management and education consultant since 1991. Dr. Cavazos was the United States Secretary of Education from September 1988 to December 1990. Prior to being appointed Secretary of Education, he served as President and Chief Executive Officer of Texas Tech University and Texas Tech University Health Sciences Center. Dr. Cavazos is a director of Luby's Cafeterias, Inc. Dr. Cavazos serves on the Audit and Public Responsibility Committees. Dr. Cavazos served on the Company's Board from December 1987 to September 1988 and was re-elected to the Board in January 1991.

ROGER R. HEMMINGHAUS, 58, is Chairman of the Board and Chief Executive Officer of the Company. Mr. Hemminghaus served as President of the refining and marketing unit of the Company's predecessor from March 1985 until April 1987. Mr. Hemminghaus is a director of Luby's Cafeterias, Inc. and Southwestern Public Service Co. and is the Deputy Chairman of the board of directors of the Federal Reserve Bank of Dallas. Mr. Hemminghaus is Chairman of the Executive Committee and serves on the Public Responsibility Committee. He has been a director of the Company since April 1987.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1997 ANNUAL MEETING

W. H. CLARK, 62, is the retired Chief Executive Officer and Chairman of the Board of Directors of Nalco Chemical Company. He was the President and Chief Executive Officer of Nalco Chemical Company from 1982 until 1990, and Chairman of the Board of Directors and Chief Executive Officer from 1984 until 1994. Mr. Clark is a member of the Board of Directors of Northern Trust Corporation and its principal banking subsidiary, The Northern Trust Company; NICOR, Inc. and its principal subsidiary, Northern Illinois Gas Company; USG Corporation and its subsidiary, United States Gypsum Co.; James River Corporation; and Bethlehem Steel Corporation. Mr. Clark has been a director of the Company since March 1994.


--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
WILLIAM L. FISHER, PH.D., 62, is Professor and the Leonidas T. Banous chair in Mineral Resources at the University of Texas at Austin. Dr. Fisher served as the Director of the Bureau of Economic Geology from 1970 to 1994, with the exception of 1975-1977, when he served as Assistant Secretary for Energy and Minerals in the Department of the Interior. Dr. Fisher is a member of the National Academy of Engineering and is a director of Pogo Producing Company.
Dr. Fisher is Chairman of the Audit Committee and serves on the Executive Committee. He has been a director of the Company since April 1987.

KATHERINE D. ORTEGA, 60, was an alternate representative of the United States to the 45th General Assembly of the United Nations 1990-1991. She served as the 38th Treasurer of the United States, from 1983 to 1989. Prior to joining the Treasury Department as Treasurer, Ms. Ortega served as a Commissioner on the Copyright Royalty Tribunal, and was a member of the President's Advisory Committee on Small and Minority Business. Ms. Ortega is a director of Ralston Purina Company, Long Island Lighting Company, The Paul Revere Corporation, Rayonier, Inc., and Kroger Co. She also serves as a director of Catalyst, and is a member of the United States Comptroller General's Consultant Panel. Ms. Ortega is Chairman of the Public Responsibility Committee and serves on the Compensation Committee. She has been a director of the Company since August 1989.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

The management of the Company is under the direction of its Board. The Board has established Audit, Compensation, Executive, and Public Responsibility Committees. The Board held a total of seven meetings in 1994. Attendance at the meetings of the Board and Board Committees was approximately 98%.

BOARD COMMITTEES

Audit Committee. During the last fiscal year, William L. Fisher (Chairman), B. Charles Ames, and Lauro F. Cavazos, served as members of the Audit Committee. The Audit Committee reviews the professional services to be provided by the Company's independent auditors and the independence of such firm from management of the Company. This Committee also reviews the scope of the audit by the Company's independent auditors, the annual financial statements of the Company, the annual audit report of the independent auditors, the adequacy of the Company's internal accounting controls, and such other matters with respect to the accounting, auditing, and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention. The Audit Committee held two meetings in 1994.

Compensation Committee. During the last fiscal year, E. Glenn Biggs (Chairman),
W. E. Bradford, W. H. Clark, Bob Marbut, and Katherine D. Ortega served on the Compensation Committee. The Compensation Committee establishes executive compensation policy, administers the incentive compensation, stock options, and certain benefit plans of the Company, and approves the salaries and other benefits of the executive officers. In addition, this Committee advises and consults with the Company's management regarding the compensation policies and practices of the Company applicable to other employees. The Compensation Committee held three meetings in 1994.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

Executive Committee. During the last fiscal year, Roger R. Hemminghaus (Chairman), E. Glenn Biggs, William L. Fisher, and Bob Marbut served on the Executive Committee. The Executive Committee has all authority, consistent with the Delaware General Corporation Law, granted to it by the Board. Accordingly, the Executive Committee can exercise all the powers and authority of the Board in the management of the business and affairs of the Company, including financial matters, except that the Executive Committee does not have the power to amend the By-Laws or the Certificate of Incorporation of the Company (except to fix the designations, preferences, and other terms of any preferred stock of the Company), adopt an agreement of merger or consolidation, or recommend to the stockholders of the Company the sale, lease, or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company, or a revocation of a dissolution. The Executive Committee held no meetings in 1994.

Public Responsibility Committee. During the last fiscal year, Katherine D. Ortega (Chairman), E. Glenn Biggs, Lauro F. Cavazos, and Roger R. Hemminghaus served on the Public Responsibility Committee. The Public Responsibility Committee reviews and monitors the Company's policies, programs, and practices which significantly affect such responsibilities as environmental protection, safety and health, equal employment opportunity, and business conduct. The Committee, after consultation with management, recommends policies, practices, and programs to the Board regarding the Company's relationships with its various constituencies. In addition, this Committee has responsibility for considering the composition, structure, and functioning of the Board, and for selecting nominees for election as directors of the Company. The Public Responsibility Committee held three meetings in 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the last fiscal year, none of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. No executive officer of the Company has served as a member of the board of directors or the compensation committee of any company whose executive officers include a member of the Board or the Compensation Committee of the Company.

NOMINATIONS FOR DIRECTOR

The By-Laws provide that nominations for director will be made by the Board, or a committee appointed by the Board, or by any stockholder entitled to vote in the election of directors generally. The By-Laws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of the Company not later than 80 days in advance of the annual meeting of stockholders. However, if the date of the meeting is not publicly announced by the Company by mail, press release, or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. The By-Laws further require that the notice set forth the names and addresses of such stockholder and the stockholder's nominees, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
such stockholder, and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements. Similar procedures prescribed by the By-Laws are applicable to stockholders desiring to bring any other business before an annual meeting of stockholders.

Nominations for director of the Company are currently made by the Board. The Public Responsibility Committee recommends to the Board criteria for the selection of nominees and selects candidates for presentation to the Board.

DIRECTORS' FEES AND RELATED INFORMATION

Directors who are not employees of the Company receive an annual retainer of $15,000 plus $1,800 per day for attendance at each meeting of the Board. Non-employee directors who serve on committees of the Board also receive $1,000 per day for committee meetings attended. In addition, each non-employee director who serves as chairman of either the Audit, Compensation, or Public Responsibility Committee receives an annual retainer of $3,000. Directors and members of Board committees who are employees of the Company are not compensated for their Board and committee service. Directors are reimbursed for travel expenses incurred in attending Board and committee meetings.

All non-employee directors receive at least one-third of their annual retainer ("Minimum Grant"), and may elect to receive up to 100% of their retainer ("Elective Grant"), in restricted shares of Common Stock ("restricted stock") under either the Diamond Shamrock, Inc. 1987 Long-Term Incentive Plan (the "1987 Plan") or the Diamond Shamrock, Inc. Long-Term Incentive Plan adopted in 1990 (the "1990 Plan"). Prior to May 5, 1992 grants were made under the 1987 Plan, and after that date grants were made under the 1990 Plan. Unvested shares of restricted stock may not be sold or transferred. The shares granted to each director otherwise carry full voting and dividend rights from the time of grant. If service of a director is terminated for any reason, shares which have not vested are forfeited to the Company.

Grants of restricted stock under the 1987 Plan and the 1990 Plan (collectively, the "Long-Term Incentive Plans") are for a five year period. Under the 1987 Plan, directors received shares of restricted stock upon the date of their election. Such shares vest annually based upon the portion of the retainer the director elected to receive in restricted stock allocable to that year, with the first vesting occurring as of the date of grant. If service as a director is terminated for any reason prior to the fifth year of service, all unvested shares are forfeited to the Company.

Under the 1990 Plan, Minimum Grants are issued to current non-employee directors on the first Tuesday in May which immediately follows the vesting of the final portion of any earlier restricted stock grant and are issued to new directors on the day of election to the Board. Restricted stock representing Elective Grants is issued on the first business day that is at least six months and one day following the date of the corresponding Minimum Grant. Twenty percent of the restricted stock subject to a Minimum Grant or an Elective Grant vests upon completion of the director's initial annual term of service for which the restricted stock award was granted; provided, however, that the shares may not be sold until at least six months after the date of vesting. An additional twenty percent vests upon the completion of each subsequent annual term of service.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
The amount of restricted stock that vests upon completion of the director's initial annual term is adjusted in respect of any person who first becomes a director other than in the month of May. If service as a director is terminated for any reason prior to the completion of the fifth year of service, the shares attributable to the portion of the annual term completed by such director, pro-rated on a quarterly basis, vest and all remaining unvested shares are forfeited to the Company.

In May 1989, the Company established a retirement plan for all non-employee directors. Pursuant to such plan, any non-employee director who has five or more years of service on the Board or who retires from the Board at or after age 72 is eligible to participate. Upon retirement from the Board a participating director will receive an annual benefit of $10,000. This benefit will be paid for a period of time equal to the shorter of the length of service on the Board completed by the participating director or the life of such director. At December 31, 1994, non-employee directors were credited with service for participation in such retirement plan as follows: B. Charles Ames, 92 months; E. Glenn Biggs, 92 months; W. E. Bradford, 25 months; Lauro F. Cavazos, 56 months; W.H. Clark, 10 months; William L. Fisher, 92 months; Bob Marbut, 57 months; and Katherine D. Ortega, 64 months.

Directors are also eligible to participate in the Company's Deferred Compensation Plan for Executives and Directors (the "Deferred Compensation Plan") pursuant to which they may elect to defer the receipt, in whole or in part, of their annual retainer and meeting fees. See "Compensation of Executive Officers--Footnote 1 to the Summary Compensation Table."

  At the Company's request, Mr. Biggs assisted management in its review of its South American investments. For the services he provided, he was paid $15,000 at the rate of $1,000 per day.


--------------------------------------------------------------------------------

PROXY STATEMENT

-------------------------------------------------------------------------------
                      BENEFICIAL OWNERSHIP OF SECURITIES

The table below sets forth the share ownership of the Company's directors and executive officers. As of March 1, 1995, no director or executive officer beneficially owned 1% or more of the Common Stock, and all directors and executive officers as a group beneficially owned approximately 1.4% of the Common Stock. As of March 1, 1995, no shares of the Company's 5% Cumulative Convertible Preferred Stock were beneficially owned by any director or executive officer. Unless otherwise indicated in the footnotes to such table, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.

                                                                         Shares
                                                                      Beneficially
Name                                       Position                   Owned(1)(2)
----                                       --------                   ------------
B. Charles Ames.........                   Director                       9,799
E. Glenn Biggs..........                   Director                       8,506
W. E. Bradford..........                   Director                       3,244
Lauro F. Cavazos........                   Director                       2,071
W. H. Clark.............                   Director                       1,719
William L. Fisher.......                   Director                       8,506
Bob Marbut..............                   Director                      13,722
Katherine D. Ortega.....                   Director                       3,092(/3/)
Roger R. Hemminghaus....      Chairman, President, and C. E. O.         139,603(/4/)
T. J. Fretthold......... Sr. V.P./Group Executive and General Counsel    40,624
W. R. Klesse............                Executive V.P.                   51,512(/5/)
J. Robert Mehall........                Executive V.P.                   38,900
A. W. O'Donnell.........       President/Marketing and Sr. V.P.          36,480
J. E. Prater............       President/Refining and Sr. V.P.           37,501
All directors and
 executive officers
 as a group (16
 persons)...............                                                395,810

--------
(1) Includes shares of restricted stock issued under the Long-Term Incentive Plans the vesting of which is contingent on the passage of time, continued service, or performance criteria as follows: B. Charles Ames, 1,570 shares; E. Glenn Biggs, 1,570 shares; W. E. Bradford, 1,469 shares; W. H. Clark, 518 shares; William L. Fisher, 1,570 shares; R. R. Hemminghaus, 24,510 shares; Bob Marbut, 2,178 shares; Katherine D. Ortega, 756 shares;
    T. J. Fretthold, 7,602 shares; W. R. Klesse, 7,527 shares; J. R. Mehall, 7,602 shares; A. W. O'Donnell, 7,612 shares; J. E. Prater, 7,482 shares; and all directors and executive officers as a group (16 persons), 80,774 shares. See " The Board of Directors and Its Committees--Directors' Fees and Related Information" and "Compensation of Executive Officers."

(2) Includes shares of Common Stock which may be acquired within 60 days through the exercise of options granted under the Long-Term Incentive Plans as follows: R. R. Hemminghaus, 41,737 shares; T. J. Fretthold, 13,594 shares; W. R. Klesse, 14,940 shares; J. R. Mehall, 5,660 shares; A.
    W. O'Donnell, 10,860 shares; J. E. Prater, 11,513 shares; and all directors, and executive officers as a group (16 persons), 110,098 shares. See "Compensation of Executive Officers."

(3) Includes 500 shares of Common Stock with respect to which Ms. Ortega shares voting and investment power.

(4) Includes 672 shares of Common Stock with respect to which Mr. Hemminghaus acts as trustee. Mr. Hemminghaus disclaims beneficial ownership of such shares.

(5) Includes 372 shares of Common Stock with respect to which Mr. Klesse acts as trustee. Mr. Klesse disclaims beneficial ownership of such shares.

-------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

The following table contains certain information regarding persons who the Company has been advised are beneficial owners of 5% or more of the Common Stock as of the dates indicated in the footnotes to the table.

                                            Amount and Nature
      Name and Address                        of Beneficial
      of Beneficial Owner                         Owner        Percent of Class
      -------------------                   -----------------  ----------------
      Forstmann-Leff Associates, Inc. .....     2,836,860(/1/)        9.8%
      55 East 52nd Street
      New York, NY 10055
      The Equitable Companies Incorporated
       ....................................     1,918,100(/2/)        6.6%
      787 Seventh Avenue
      New York, NY 10019
      FMR Corp. ...........................     2,159,204(/3/)        7.3%
      82 Devonshire Street
      Boston, MA 02109
      Diamond Shamrock, Inc. ..............     3,574,691(/4/)       12.4%
      Employee Stock Ownership Plans
      9830 Colonnade Blvd.
      San Antonio, TX 78230.

--------
(1) According to Schedule 13G filed as of December 31, 1994 with the Securities and Exchange Commission by Forstmann-Leff Associates, Inc. ("Forstmann-Leff"), Forstmann-Leff had sole voting power with respect to 1,380,310 shares, sole dispositive power with respect to 2,017,585 shares, and together with Stamford Advisors Corp. and a subsidiary, FLA Asset Management, Inc., shared voting power with respect to 352,000 shares and shared dispositive power with respect to 819,275 shares.

(2) According to Schedule 13G filed as of December 31, 1994 with the Securities and Exchange Commission by The Equitable Companies Incorporated ("Equitable"), Equitable had sole voting power with respect to 1,893,100 shares and sole dispositive power with respect to 1,918,100 shares.

(3) According to Schedule 13G filed as of December 31, 1994 with the Securities and Exchange Commission by FMR Corp. ("FMR"), FMR holds sole voting power with respect to 218,332 shares and sole dispositive power with respect to all 2,159,204 shares.

(4) Shares are held as of December 31, 1994 by the Trustee, Society National Bank (successor by merger to Ameritrust Company National Association), for the benefit of participants in the Employee Stock Ownership Plan adopted in 1987 ("ESOP I") and the 1989 Employee Stock Ownership Plan ("ESOP II") (collectively, the "ESOPs"). Participants are entitled to direct the voting of the 1,589,582 shares allocated to their accounts. The plan documents provide that the unallocated 1,985,109 shares are to be voted proportionately in the manner in which allocated shares are voted. As of December 31, 1994, ESOP I and ESOP II held 2,128,534 and 1,446,157 shares, respectively. See "Compensation of Executive Officers--Retirement and Other Compensation".


--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

This year the Company has altered the composition of the peer group used to compare the cumulative total return on the Company's Common Stock from that used in prior Proxy Statements. Its purpose in making the alterations, which consist of the addition of three companies and the removal of four others, is to create a peer group which better reflects the Company's business, risks, and markets. The criteria applied to determine the members of the New Peer Group (as defined below) included (i) whether the company in question operates a refinery, (ii) the company's refining and marketing sales as a percentage of total company sales, (iii) gasoline and distillate production as a percentage of total refinery production, and (iv) the company's refining and marketing assets as a percentage of total company assets. Diamond Shamrock, Inc. has also been removed from the New Peer Group, to eliminate duplication.

The following graph compares the cumulative total stockholder return on the Common Stock of the Company with the Standard & Poor's 500 Stock Index, a peer group (the "Former Peer Group") of 12 industry-related companies (including the Company), and a peer group (the "New Peer Group") of 11 industry-related companies for the period January 1, 1990 to December 31, 1994, assuming an initial investment of $100, and the reinvestment of all dividends.

                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
              AMONG DIAMOND SHAMROCK, INC., THE S & P 500 INDEX,
               NEW PEER GROUP INDEX AND FORMER PEER GROUP INDEX

                                DIAMOND
Measurement period              SHAMROCK,    NEW PEER    FORMER
(Fiscal Year Covered)           INC.         GROUP       PEER GROUP   S & P
---------------------           --------     --------    ----------   ------
Measurement PT -
12/89                             100          100         100         100

12/90                              79           81          78          97
12/91                              81           89          91         126
12/92                              79           73          82         136
12/93                             107           83          99         150
12/94                             117           85         102         152

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

The Former Peer Group includes the stock of 12 industry-related companies:
Ashland Oil, Inc., Crown Central Petroleum Corporation, Diamond Shamrock, Inc., Fina, Inc., Getty Petroleum Corp., Holly Corporation, Quaker State Corporation, Sun Company, Tesoro Petroleum Corporation, Tosco Corporation, Total Petroleum (North America) Ltd., and Valero Energy Corporation.

The New Peer Group includes the stock of 11 industry-related companies:
Ashland, Inc., Crown Central Petroleum Corporation, Giant Industries, Inc., Holly Corporation, Sun Company, Inc., Tesoro Petroleum Corporation, Tosco Corporation, Total Petroleum (North America) Ltd., Ultramar Corporation, USX-Marathon Group, and Valero Energy Corporation.

The returns of each company in the Former Peer Group and the New Peer Group have been weighted according to the respective company's stock market capitalization. No return is attributed to Ultramar Corporation for purposes of the graph of New Peer Group returns until after June 26, 1992. Ultramar Corporation became a publicly traded company on that date, and, for purposes of constructing the graph of New Peer Group returns, an initial investment of $100 in Ultramar Corporation is deemed to have occurred on that date.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The Summary Compensation Table presents the compensation of the Chief Executive Officer and each of the five most highly compensated executive officers of the Company in each of the last three fiscal years. The table includes both annual and certain long-term compensation paid or accrued for any of the covered years during which the named executive served as an executive officer of the Company. Footnotes to the table provide a brief explanation of the elements of compensation and include a brief description of certain of the compensation and benefit plans pursuant to which such compensation has been paid or accrued.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation        Long-Term Compensation Awards
                               ------------------------------ --------------------------------
                                                                           Number of
                                                    Other     Restricted  Securities
                                                    Annual      Stock     Underlying    LTIP    All Other
   Name and Principal           Salary   Bonus   Compensation   Awards      Options    Payouts Compensation
        Position          Year   (1)      (2)        (3)        (4)(5)   Granted(#)(6) ($) (7)     (8)
   ------------------     ---- -------- -------- ------------ ---------- ------------- ------- ------------
Roger R. Hemminghaus....  1994 $508,258 $330,000    $4,532     $ 63,030     39,993     $55,000   $79,862
Chairman, President, and  1993  486,838  275,000         0      100,665     79,941                80,675
Chief Executive Officer   1992  464,000  245,000         0      108,369     23,000                82,931
T. J. Fretthold.........  1994  228,419  101,000       757       13,847     11,625      16,500    24,824
Senior Vice
 President/Group          1993  217,835   85,000         0       28,179     18,904                24,346
Executive and General
 Counsel                  1992  207,004   79,900         0       35,849      6,600                27,134
W. R. Klesse............  1994  228,419  101,000     1,222       13,847     11,454      16,500    35,536
Executive Vice President  1993  217,835   85,000         0       28,179     18,529                25,322
                          1992  207,004   77,700         0       34,306      6,600                27,417
J. Robert Mehall........  1994  228,419  101,000     1,956       13,847     11,529      16,500    26,337
Executive Vice President  1993  217,835   85,000         0       28,179     24,001                25,676
                          1992  207,004   79,000         0       35,866      6,600                28,695
A. W. O'Donnell.........  1994  228,419  101,000     3,065       13,847     11,628      16,500    35,744
President/Marketing and   1993  217,835   90,000         0       28,414     18,686                32,799
Senior Vice President     1992  207,004   82,500         0       35,357      6,600                33,497
J. E. Prater............  1994  228,419  101,000     2,552       13,847     11,354      16,500    32,887
President/Refining and    1993  217,835   85,000         0       28,179     19,163                29,988
Senior Vice President     1992  207,004   73,800         0       33,451      6,600                30,142

--------
(1) Includes amounts which have been deferred under the Company's Deferred Compensation Plan. The Deferred Compensation Plan permits directors and key employees of the Company to defer the receipt of fees, salaries, and bonuses. Compensation so deferred may be denominated in dollars or in shares of Common Stock. Share-denominated accounts are credited with dividends and dollar-denominated accounts are credited with interest at 1% below the prime lending rate of specified banks. If the participant elects to defer compensation until retirement, and such participant's employment is not terminated prior to retirement, voluntarily or for cause, appreciation or depreciation on share-denominated accounts or interest on dollar-denominated accounts will be enhanced by 4% annually. Payments of deferrals from share-denominated accounts will be made only in cash.

(2) Reflects incentive-based cash bonuses awarded under the Company's Performance Incentive Plan. Awards are reported as compensation in the year with respect to which the award was earned, even if actually paid in the following year. The figures shown include amounts deferred under the Deferred Compensation Plan. See Footnote 1 above.

(3) The Company reimburses its executive officers for federal income tax and medicare tax relating to certain benefits, including benefits accrued under the Company's various benefits plans and premiums paid by the Company for group life insurance in excess of $50,000.00. Perquisites and other personal benefits

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
    received by the executive officers are not included because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(4) The shares of restricted stock, the fair market value of which on the date of grant is reported in the Summary Compensation Table, are subject to forfeiture and vest four years after the anniversary of the date of grant. Shares of restricted stock that are conditioned upon the Company meeting certain performance goals ("performance restricted stock") are not reflected in this table, but are included in the "Long-Term Incentive Plans--Awards in Last Fiscal Year" table. Unvested shares of restricted stock may not be sold or transferred. The shares otherwise carry full voting rights and dividends are paid on restricted stock awards from the time of grant at the same rate as paid to all stockholders. The total amount of restricted stock and performance restricted stock held by each of the named executive officers and the fair market value of such shares as of December 31, 1994, without reducing such market value for restrictions on transfer or performance vesting requirements, was as follows: R. R. Hemminghaus, 26,695 shares, $694,497; T. J. Fretthold, 8,252 shares, $214,684; W. R. Klesse, 8,212 shares, $213,643; J. R. Mehall, 8,302 shares,
    $215,985; A. W. O'Donnell, 8,252 shares, $214,684; and J. E. Prater, 8,117 shares, $211,172. Restricted stock reported in the Summary Compensation Table for 1994 was earned by the named executive officers in 1994, but not issued until after December 31, 1994, and, therefore, is not included in the foregoing.

(5) The restricted stock awards shown in this column for 1994 was made in lieu of additional cash bonus for that year. Restricted stock awards for 1992 and 1993 shown in this column consisted of a combination of restricted stock awarded in lieu of additional cash bonus and restricted stock awarded strictly as a long-term incentive.

(6) Options granted in 1992 and 1993 include reload options granted upon exercise of the associated option. See Footnote (1) to table entitled "Option Grants in Last Fiscal Year".

(7) Long-term incentive plan payouts included in this column consist of the dollar value of performance restricted stock granted in 1990 which vested in 1994 due to the fact that the Company met related performance goals. That value was established using the closing price of the Company's Common Stock on the New York Stock Exchange on the last trading day immediately preceding the day on which the performance restricted stock vested.

(8) Includes various items of compensation paid or accrued under benefit plans maintained by the Company in which the executive officers participate. Such amounts consist of the following items:

   (a) Above-market interest or preferential dividends accrued on amounts deferred under the Deferred Compensation Plan. See Footnote 1 above. Such interest and dividend accruals may be forfeited if the participant's employment is terminated voluntarily or for cause before retirement. Amounts accrued under the Plan attributable to above-market interest and preferential dividends for the individuals named in the table in the last fiscal year were: R. R. Hemminghaus $10,660, T. J. Fretthold $959, W. R. Klesse $10,600, A. W. O'Donnell $4,427, and J. E. Prater $4,470.

   (b) Annual allocations or accruals in the last fiscal year under ESOP I and ESOP II and related Excess Benefits Plan for the accounts of the individuals named in the table were: R. R. Hemminghaus

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
      $43,172, T. J. Fretthold $19,402, W. R. Klesse $19,402, J. R. Mehall
      $19,402, A. W. O'Donnell $19,402, and J. E. Prater $19,402. For a
      description of these plans see "Retirement and Other Compensation" below.

  (c) The executive life insurance program provides that if an executive officer dies, such officer's beneficiary will receive a lump-sum amount, after federal income taxes, equal to two and one-half times such officer's annual salary, excluding bonuses, less the aggregate amount of the lump sum equivalent of all payments payable upon such officer's death under other group life insurance plans sponsored by the Company for employees generally. Premiums paid or accrued in the last fiscal year by the Company to fulfill its obligations under the executive life insurance program relating to the named executive officers were: R. R. Hemminghaus $20,758, T. J. Fretthold $3,326, W. R. Klesse $4,256, J. R. Mehall $5,396, A. W. O'Donnell $9,886, and J. E. Prater $7,130.

  (d) The supplemental disability income program provides executive officers an amount equal to 66 2/3% of base compensation less any amount received by such officer under any other long-term disability plan sponsored by the Company for employees generally. Annual premiums paid or accrued in the last fiscal year by the Company to fulfill its obligations under the supplemental disability income program relating to the named executive officers were: R. R. Hemminghaus $5,272, T. J. Fretthold $1,137, W. R. Klesse $1,278, J. R. Mehall $1,539, A. W. O'Donnell $2,029, and J. E. Prater $1,885.

                           LONG-TERM INCENTIVE PLANS

The Board believes that the Company's long-term incentive plans are important in attracting, retaining, and rewarding executives and other key employees, and in encouraging director and employee ownership of the Company's stock. Through the use of stock options, restricted stock, performance units, and other awards, such plans are intended to provide incentives to directors and employees to remain associated with the Company and to maintain and enhance the Company's long-term performance and return to stockholders. The 1990 Plan and the 1987 Plan are substantially similar except as described below. No new grants have been made under the 1987 Plan since 1992.

The Long-Term Incentive Plans are administered by the Compensation Committee, none of the members of which is an employee of the Company. The Compensation Committee is authorized to grant stock options, stock appreciation rights ("SARs"), restricted stock awards, performance awards, and security awards to the officers and salaried employees of the Company and its majority-owned subsidiaries. The Long-Term Incentive Plans also provide for the grant of restricted stock awards to non-employee directors as described above in "Directors' Fees and Related Information." As of March 1, 1995, 265 employees participated in the Long-Term Incentive Plans. Apart from restricted stock awards, non-employee directors are not eligible to receive awards from the Long-Term Incentive Plans.

The exercise price of options to purchase Common Stock granted under the Long-Term Incentive Plans is determined by reference to (i) the closing sale price per share of the Common Stock as reported in the New York Stock Exchange Composite Transactions Report for the trading day immediately preceding the date of grant or (ii) the average closing sale price per share of the Common Stock as so reported for a period of not less than 10 nor greater than 60 days, as determined by the Compensation Committee in its sole discretion,

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
provided that such period shall not commence on a date more than 60 days prior to the date of grant nor end on a date more than 60 days after the date of grant.

Options granted under the Long-Term Incentive Plans may include both incentive stock options intended to qualify for special treatment under certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified options. The exercise price of incentive stock options, and of non-qualified options granted under the 1987 Plan, may not be less than 100% of the fair market value of the shares covered thereby. The exercise price of any non-qualified options granted under the 1990 Plan may be equal to or less than the fair market value of the shares of Common Stock covered thereby, but not less than 50% of the fair market value of such shares.

Options must be exercised within a period established as of the date of grant (which may not exceed 10 years and one day), although options may expire earlier because of termination of employment, retirement, permanent disability or death of the optionee. Shares of Common Stock subject to options granted under the 1987 Plan which expire unexercised or which are otherwise surrendered or canceled become available for future issuance under such plans, provided that the forfeiting participant received no benefit of ownership from the forfeited shares.

Options or rights granted pursuant to the Long-Term Incentive Plans become exercisable at such times and in such amounts as are determined by the Compensation Committee at the time of grant. Under such plans, the Compensation Committee may specify in the instrument granting such options or rights events which accelerate the dates upon which such options and rights would otherwise become exercisable.

The options become exercisable in three annual installments on the anniversary date of grant of 40%, 30%, and 30%, respectively. Options held by certain employees, including certain of the options held by executive officers, become exercisable to the extent of 100% of the shares of Common Stock covered thereby upon a "change in control" as defined in such option agreements.

Most options outstanding under the Long-Term Incentive Plans granted prior to 1994 have reload rights. A reload option is granted when previously-owned shares are used to exercise an option and is granted for a number of shares equal to the number of shares tendered to pay the exercise price of the related option. The reload option becomes exercisable on the second anniversary after the date of grant and expires no later than the date on which the underlying option in respect of which the reload option was granted would have expired or terminated. A reload option is forfeited if within the two years following the date of grant the shares acquired upon exercise of the underlying options are sold. Reload options are issued without related reload rights. The reload option price is the closing price of the Common Stock on the trading day prior to the exercise date of the underlying option.

The Long-Term Incentive Plans also authorize the Compensation Committee to grant performance units, which are rights to receive a predetermined amount, payable in cash or shares of Common Stock, on such terms and subject to such conditions as may be determined by the Compensation Committee in its discretion. The Compensation Committee may also make awards of restricted stock, junior stock, convertible debentures, or discounted stock, as well as other types of awards that utilize corporate securities. Such awards of securities

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
may be absolute or contingent upon various factors, may provide for payment by the recipient of amounts that are less than the fair market value of securities or for no consideration, and may provide for repurchase of such securities by the Company in specified circumstances. Awards may be payable over a specified period, and may be vested in whole or in part on the date of grant thereof, as determined from time to time by the Compensation Committee in its discretion.

STOCK OPTIONS

The tables below set forth information regarding stock options, including options granted upon exercise of reload rights, granted to and exercised by the named executive officers in the last fiscal year, and the value of unexercised options and related rights held by such executive officers at the end of the fiscal year.


--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
                       OPTION GRANTS IN LAST FISCAL YEAR

                                              Individual Grants                        Grant Date Value
                         ----------------------------------------------------------- --------------------
                           Number of
                           Securities   Percent of Total
                           Underlying   Options Granted
                            Options     to Employees in  Exercise or Base Expiration      Grant Date
          Name           Granted (#)(1)   Fiscal Year    Price ($/Sh)(2)     Date    Present Value ($)(3)
          ----           -------------- ---------------- ---------------- ---------- --------------------
Roger R. Hemminghaus....     23,000           9.26%          $27.750       1/31/04         $224,664
                              7,283           2.93            29.375       2/01/03           72,097
                              5,270           2.12            27.250       5/06/01           47,965
                              4,440           1.79            27.250       5/04/02           42,830
T. J. Fretthold.........      6,600           2.66            27.750       1/31/04           64,469
                              2,090           0.84            29.375       2/01/03           20,690
                              1,593           0.64            25.875       5/06/01           13,767
                              1,342           0.54            25.875       5/04/02           12,292
W. R. Klesse............      6,600           2.66            27.750       1/31/04           64,469
                              2,117           0.85            29.000       2/01/03           20,689
                              1,486           0.60            27.750       5/06/01           13,773
                              1,251           0.50            27.750       5/04/02           12,289
J. Robert Mehall........      6,600           2.66            27.750       1/31/04           64,469
                              2,192           0.88            28.000       2/01/03           20,684
                              1,486           0.60            27.750       5/06/01           13,773
                              1,251           0.50            27.750       5/04/02           12,289
A. W. O'Donnell.........      6,600           2.66            27.750       1/31/04           64,469
                              2,090           0.84            29.375       2/01/03           20,690
                              1,432           0.58            24.250       5/04/02           12,293
                              1,506           0.61            27.375       5/06/01           13,770
J. E. Prater............      6,600           2.66            27.750       1/31/04           64,469
                              2,090           0.84            29.375       2/01/03           20,690
                              1,446           0.58            28.500       5/06/01           13,764
                              1,218           0.49            28.500       5/04/02           12,288

--------
(1) Options were granted under the 1990 Plan by the Compensation Committee on January 31, 1994 with an exercise price of $27.75 per share. All other option grants listed in the Table are reload options granted upon exercise of reload rights relating to already existing options. The options granted in 1994 did not include reload rights.

(2) The exercise price for options reported in the table was determined by reference to the closing sales price per share of the Common Stock on the trading day prior to the date of grant.


--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
(3) The amounts shown in this column represent a calculation of the value of the options on the date of grant using the Black-Scholes model option pricing formula. This is a mathematical formula often used to value exchange traded options. The calculation requires that assumptions be made with respect to a number of factors to estimate the option's value. For purposes of the Black-Scholes calculation, assumptions have been made as to the annualized volatility of the stock's rate of return and the annual dividend yield on the stock. The volatility and dividend yield assumptions are based upon the actual experience in Diamond Shamrock's stock price change and dividends paid during the 3-year period leading up to the option grant date, measured month by month. For regular options with 10 year terms, the assumptions are .2772 and 2.49% for the annualized volatility and annual dividend yield, respectively. For reload options with terms less than 10 years, the assumptions range from .2738 to .2772 for annualized volatility, and from 2.45% to 2.49% for the annual dividend yield. The risk-free rate of interest assumed for purposes of calculating each option's value was the yield on the U.S. Treasury STRIPS obligation whose term corresponded most closely to the term of the option on the date of grant. This created an assumed risk-free rate of interest for options with 10 year terms of 5.9%. The risk-free rate of interest for reload options with terms less than 10 years range from 7.06% to 5.74%. The term of the option, measured from the date of grant, has been used to calculate each option's value shown in this column. The calculation fails to take into account the fact that unlike exchange traded options, employee stock options may not be transferred and are subject to certain vesting requirements. Accordingly, it is possible that the Black-Scholes model overstates the value of options awarded by the Company pursuant to the Long Term Incentive Plans. The ultimate value of a stock option will depend on the market value of the Company's stock at a future date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES(1)

                                                                           Value of Unexercised
                          Shares                 Number of Securities          In-The-Money
                         Acquired               Underlying Unexercised            Options
                            on       Value        Options at 12/31/94     at Fiscal Year End ($)
          Name           Exercise Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           -------- ------------ ------------------------- -------------------------
Roger R. Hemminghaus....  24,564    $213,736        24,464/116,070           $15,681/$263,021
T. J. Fretthold.........   7,048      55,880         8,637/ 29,421             6,195/  73,195
W. R. Klesse............   7,048      62,147         9,983/ 28,875             7,071/  63,022
J. Robert Mehall........   7,048      59,059           703/ 34,422             2,648/  72,258
A. W. O'Donnell.........   7,048      55,633         5,903/ 29,206             4,818/  71,676
J. E. Prater............   7,048      66,275         6,556/ 29,409             2,563/  69,148

--------
(1) No SARs were held in tandem with options by the named executive officers at December 31, 1994.


--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
LONG-TERM INCENTIVE AWARDS

Performance Units have been granted to executive officers and other key employees under the Long-Term Incentive Plans. The following table sets forth information regarding Performance Units granted in the last fiscal year by the Company to the named executive officers.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                Estimated Future
                                                                   Payouts(2)
                                         Performance or(1) --------------------------
                                           Other Period              Target
                               Nunber of until Maturation  Threshold  ($ or  Maximum
                Name           Units (#)     or Payout     ($ or #)    #)    ($ or #)
                ----           --------- ----------------- --------- ------- --------
      Roger R. Hemminghaus....  95,000       12/31/96       $38,000  $95,000 $190,000
                                95,000       12/31/96        28,500   95,000  190,000
      T. J. Fretthold.........  27,500       12/31/96        11,000   27,500   55,000
                                27,500       12/31/96         8,250   27,500   55,000
      W. R. Klesse............  27,500       12/31/96        11,000   27,500   55,000
                                27,500       12/31/96         8,250   27,500   55,000
      J. R. Mehall............  27,500       12/31/96        11,000   27,500   55,000
                                27,500       12/31/96         8,250   27,500   55,000
      A. W. O'Donnell.........  27,500       12/31/96        11,000   27,500   55,000
                                27,500       12/31/96         8,250   27,500   55,000
      J. E. Prater............  27,500       12/31/96        11,000   27,500   55,000
                                27,500       12/31/96         8,250   27,500   55,000

--------
(1) Payout of one-half of the Performance Units awarded in 1994 is based upon attaining a specified level of return to Company shareholders relative to the average return to shareholders of the New Peer Group over the three-year period beginning January 1, 1994 and ending December 31, 1996. Payout of the other half of the Performance Units awarded in 1994 is based upon the Company's reaching certain goals for improving the Company's "controllable earnings per share" over the same period. Controllable earnings per share is a measure of the Company's earnings performance after adjusting for certain factors that affect earnings but that are beyond the control of the Company and its employees, e.g. crude oil price fluctuations, refining margin fluctuations, and retail margin fluctuations.

(2) The target payout of all of the Performance Units awarded in 1994 is $1.00. Performance Units with payout based on return to Company shareholders could be worth as little as $.40 each (the lowest possible payout) and Performance Units awarded with payout based on controllable earnings per share could be worth as little as $.30 each (the lowest possible payout). All Performance Units could be worth as much as $2.00 each, (the highest possible payout), depending upon the level of Company shareholder return and controllable earnings per share for the three years ended December 31, 1996. Payouts on Performance Units awarded in 1994 will be made in a combination of the Company's common stock and cash. One third of the payout will consist of common stock valued at the common stock's closing price on the New York Stock Exchange on December 31, 1996. The balance of the payout will be in cash.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board approves all compensation programs affecting the executive officers. This Committee Report discusses the components of the executive compensation program and describes the basis on which the Committee made compensation decisions in 1994 with regard to the Chief Executive Officer.

Philosophy and Overall Objectives

The Compensation Committee believes that executive compensation should be linked to corporate performance and stockholder value. In making executive compensation decisions, the Compensation Committee considers five specific issues. The objective of the Committee is to address these issues in a manner that will provide appropriate rewards and future incentives to the executive officers to enhance long-term value while being responsive to other stockholder interests.

These issues are:

  1. How does the executive compensation program compare to compensation practices of companies with which the Company competes in attracting executives, and does the program include an appropriate risk/reward relationship?

  2. How sensitive is the program to corporate financial and stock market performance?

  3. Are executive officers building a significant ownership stake in the Company?

  4. Do equity incentive components operate as intended without resulting in excessive dilution of stockholders equity?

  5. Is the Company's overall program consistent with the Company's stated strategic and compensation objectives and clearly communicated to participants?

Executive Compensation Program Components

The executive compensation program consists of base salary and benefits, annual performance-driven incentives, and long-term incentives. In making its compensation decisions, the Committee utilizes surveys prepared by several nationally recognized independent compensation consulting organizations. The groups of companies (the "Survey Groups") analyzed by these consulting organizations consist of companies which are comparable in size to the Company and/or which have significant refining and marketing operations. Data from companies in the New Peer Group is included in survey samples when available. Compensation data from all of the companies included in the New Peer Group is not available to the consulting organizations employed by the Company, and the Compensation Committee has concluded that the best information with respect to relevant compensation practices can be gained by reviewing data from a broader spectrum of companies than those included in the New Peer Group. The Survey Groups range in size from 12 to 120 companies. Each of the key elements of the executive compensation program is discussed below:


--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
  Base Salary - Base salary and benefit levels for the executive officers are reviewed each year by the Compensation Committee. When determining base salary levels, the Committee examines data from the Survey Groups reflecting the compensation and benefits of executives who hold positions of similar overall responsibility. Adjustments are based on general movement in external salary levels, individual performance, potential, and changes in duties and responsibilities.

  The Compensation Committee targets the median of the relevant Survey Group when reviewing base salaries and benefits. Use of median data will generally result in a base salary target that is less than the average base salary of the relevant Survey Group. This result, however, is in keeping with the Committee's philosophy that the non-variable portion of an executive officer's pay should be relatively modest. The Committee believes that the executive officer's opportunity to surpass the median compensation level paid by the relevant Survey Group should only arise from performance-driven variable plans. The similarity in level of base salaries of the five executive officers other than the Chief Executive Officer shown in the Summary Compensation Table is primarily attributable to the fact that a team approach is used in the management of the Company. Acting in concert with the Chief Executive Officer, these five executive officers comprise the Company's Executive Committee and are jointly responsible for the overall management of the Company under the direction of the Board.

  Annual Incentive Compensation - Participation in the Performance Incentive Plan is limited to those people that play key roles in carrying out the Company's annual operating plans, modified to some extent by competitive practice. The executive officers are eligible for annual incentive payments under the Plan. Each executive officer's award is based 50% on the attainment of certain key pre-determined corporate financial objectives, including earnings, cash flow, and stock performance relative to the New Peer Group. Each of these criterias are weighted equally and all three targets were exceeded in 1994. The other 50% is based on operating objectives and other performance goals which are developed for the executive officers. Because of the team approach which is being used in the management of the Company, the executive officers' performance as a group with respect such operating objectives and performance goals is evaluated by the Compensation Committee, resulting in similarity in the executive officers incentive compensation. The actual awards are further subject to the Compensation Committee's discretion in that, within Plan parameters, the Committee may take into consideration significant events which took place during the course of the year which were not considered at the time goals were established.

  The Plan is designed to deliver competitive levels of pay at or slightly above the median of the relevant Survey Group to executive officers when they achieve annual goals which the Compensation Committee deems critical to building long-term value. Targeted award levels among the executive officers range from 30% to 60% of base salary. These levels are believed to be consistent with typical target levels at other companies of similar size. To the extent that the annual goals are not fully achieved or are exceeded, the award will be adjusted based upon a formula resulting in a payout ranging from 0% to 150% of targeted award levels. All awards are paid in a combination of cash and restricted stock, with restricted stock ranging from 12% to 33% of the total award. The portion of the award which is paid in restricted stock is based on grade levels. In 1994, the value of the restricted stock portion of the awards was equal to 25.1% of the amount of the awards paid in cash, based on the closing market price of the Common Stock on the day the restricted stock was granted.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

  Long-Term Incentive - The Long-Term Incentive Plan authorizes the Compensation Committee to provide various types of grants (e.g. restricted stock, performance units, stock options) to the executive officers and other eligible employees. The terms of the grants are designed to encourage the executive officers to focus on the Company's long-term profitability and to encourage each executive officer to build a significant level of stock ownership over time. Target grant levels were established in 1994 based on competitive practices midway between the median and the third quartile of the relevant Survey Group.

  The payment of compensation to executive officers and other employees in the form of restricted stock and stock options through the Long-Term Incentive Plans, including the payment of a portion of the annual incentive bonus in the form of restricted stock, and other benefit programs that are stock based, such as the ESOPs and Employee Stock Purchase Loan Program, is intended to encourage executive officers and other employees to build significant stock ownership over a period of time. The Compensation Committee believes that such ownership of Common Stock by the executive officers integrates compensation with the stockholders' long-term interests in realizing stock price appreciation.

  The issuance of performance units to the executive officers and other employees through the Long-Term Incentive Plans is intended to encourage the executive officers and other employees to focus on the Company's performance over a longer time period than that covered by the Performance Incentive Plan. The Compensation Committee believes that the issuance of performance units to Company employees serves to further align the interests of those employees with those of long-term investors in the Company.

In summary, the Compensation Committee believes the Company's executive compensation package is competitive relative to the Company's peers, while emphasizing pay vehicles which place a significant portion of the executive officer's pay at risk. Both the annual and long-term incentive plans are sensitive to operational, financial, and market performance and encourage increasing levels of executive stock ownership without undue dilution.

The Compensation Committee considers the net cost to the Company in making all compensation decisions. However, the Compensation Committee does not have a policy that requires the executive officers' compensation to qualify for deductibility under Section 162(m) of the Code.

1994 Compensation of Chairman of the Board, President, and Chief Executive
Officer

After consideration of survey data, and review of financial and operating results of the Company, the Compensation Committee made the following decisions regarding Mr. Hemminghaus' compensation during 1994:

  . Base salary was increased by 4.23%. The average 1994 base salary increase among all of the Company's salaried employees was 4.25%.

  . Annual incentives earned for 1994 performance, including 2,640 shares of restricted stock paid as part of such award, were equal to 77.3% of base salary if the restricted stock is valued at the closing price of the Common Stock on the day the restricted stock was granted. The targeted award level was 60% of base salary.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

  . 190,000 performance units and 23,000 stock options were awarded to Mr. Hemminghaus as long-term incentives in 1994. The projected value of Mr. Hemminghaus' long-term incentives were increased by 57% over 1993 levels to bring the total value of Mr. Hemminghaus' long-term incentive award for 1994 to a point midway between the median and third quartile of the relevant Survey Group.

The Compensation Committee believes that Mr. Hemminghaus' base salary is conservative for the Chairman of the Board, President, and Chief Executive Officer for a corporation of the Company's size and complexity, being at or below median levels for the relevant Survey Group. The Committee prefers to maintain this position and emphasize those compensation elements which are most sensitive to Company performance. Accordingly, Mr. Hemminghaus received annual incentives slightly greater than target levels due primarily to significant improvement in both reported and underlying earnings over 1993 levels, completion of a 1.2 million barrel crude oil terminal at Corpus Christi, Texas and of a related 120,000 barrel per day crude oil pipeline from Corpus Christi to the Three Rivers Refinery, completion of a 32,000 barrel per day products pipeline from the McKee Refinery to Colorado Springs, Colorado and of a related products terminal in Colorado Springs, and the acquisition or construction of 43 new retail units during 1994. In the view of the Committee, Mr. Hemminghaus' accomplishments with respect to each of these items plus his involvement with many other projects and programs not mentioned above will contribute significantly to long-term value.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

E. Glenn Biggs, Chairman
W. E. Bradford
W. H. Clark
Bob Marbut
Katherine D. Ortega

RETIREMENT AND OTHER COMPENSATION

Retirement Program. The executive retirement program of the Company consists of several plans, including a Retirement Income Plan, an Excess Benefits Plan, and a Supplemental Executive Retirement Plan. Each of such plans is described in more detail below. Subject to certain vesting requirements, the Supplemental Executive Retirement Plan provides a participant with an aggregate benefit equal to 60% of the average of the highest compensation received by such participant over any three years during the last ten years of employment with the Company, offset by any benefits the participant receives under the Retirement Income Plan, the Excess Benefits Plan, and certain benefits paid by previous employers. The Pension Table estimates the combined annual benefits payable by operation of such plans to a participant upon retirement based on the specified compensation and years of service combinations indicated without reduction for benefits payable by previous employers.


--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
                                 PENSION TABLE

                                   Estimated Annual Combined Benefits Credited
                                      for Years of Service Indicated ($)(2)
                                   --------------------------------------------
Earnings Credited ($)(1)              15       20       25       30       35
------------------------           -------- -------- -------- -------- --------
$  250,000........................ $150,000 $150,000 $150,000 $150,000 $150,000
   300,000........................  180,000  180,000  180,000  180,000  180,000
   400,000........................  240,000  240,000  240,000  240,000  240,000
   500,000........................  300,000  300,000  300,000  300,000  300,000
   600,000........................  360,000  360,000  360,000  360,000  360,000
   700,000........................  420,000  420,000  420,000  420,000  420,000
   800,000........................  480,000  480,000  480,000  480,000  480,000
   900,000........................  540,000  540,000  540,000  540,000  540,000
 1,000,000........................  600,000  600,000  600,000  600,000  600,000

--------
(1) Earnings credited include salary and bonus paid within a calendar year. At December 31, 1994, the average of the highest compensation received by each of the executive officers named in the Summary Compensation Table over any three years during the last ten years of employment with the Company and their credited years of service were R. R. Hemminghaus, $858,446, 11 years;
    T. J. Fretthold, $328,803, 18 years; W. R. Klesse, $326,830, 26 years; J.
    Robert Mehall, $333,043, 22 years; A. W. O'Donnell, $329,309, 9 years; and
    J. E. Prater, $322,169, 33 years.

(2) Amounts shown in the Pension Table represent the maximum defined benefit values payable under the executive retirement program. Benefits are calculated without offset for social security benefits or reduction for benefits payable by previous employers. Whether these amounts actually become payable in whole or in part depends on the contingencies and conditions governing such plans, including the individual's age, date of hire, term of service as an executive officer, career earnings, amount of certain other pension plan payments, and related supplemental retirement payments received from former employers.

Retirement Income Plan. Pursuant to the Retirement Income Plan, eligible employees, including executive officers, acquire a right upon retirement to a yearly amount equal to 2% of the employee's career average earnings from February 1, 1987 through May 31, 1989 without offset for social security benefits. After the formation of ESOP II, the Retirement Income Plan benefit was reduced from 2% to 1% of the employee's career average earnings from June 1, 1989 forward, plus, for certain employees, a potential adjustment based upon the future performance of ESOP II. Benefits under the Retirement Income Plan become vested after five years of service.

Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan provides additional benefits to eligible employees, including the executive officers. The Supplemental Executive Retirement Plan benefit is calculated on the basis of 60% of the average of the highest compensation the executive officer received over any three years during the last 10 years of employment with the Company. A reduction is made to eliminate benefits payable under the Company's Retirement Income Plan and Excess Benefits Plan and under any defined benefit plan of previous employers. In addition, benefits payable under the Supplemental

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
Executive Retirement Plan will be reduced ten percent per year for each year less than ten that the participant is in the plan. At December 31, 1994, the executive officers named in the Summary Compensation Table were credited with the following years of participation in the plan: R. R. Hemminghaus, 10.6 years; T. J. Fretthold, 10.6 years; W. R. Klesse, 7.6 years, J. Robert Mehall,
7.6 years; A. W. O'Donnell, 7.6 years; and J. E. Prater, 7.6 years. The Board has approved a trust arrangement pursuant to which benefits under the Supplemental Executive Retirement Plan may be secured, subject to claims of general creditors of the Company. For the year ended December 31, 1994, a total of $672,468 was placed in such trust to fund vested benefits under the plan.

Excess Benefits Plan. The Excess Benefits Plan provides non-qualified benefits in place of reductions of qualified benefits resulting from various statutory limitations imposed by the Internal Revenue Code and the deferral of compensation through the Deferred Compensation Plan. For the year ended December 31, 1994, the Company expensed $285,000 under the Excess Benefits Plan for eligible employees, including the executive officers. The Board has approved a trust arrangement pursuant to which benefits under the Excess Benefits Plan may be secured, subject to claims of general creditors of the Company. At December 31, 1994 funds had not been placed in such trust for such purpose.

Employee Stock Ownership Plans. The Company maintains two employee stock ownership plans, ESOP I and ESOP II. The Company has made loans to the ESOPs totaling $65.8 million, which the ESOPs used to buy 3,519,164 shares of Common Stock, and the Company has contributed a total of 321,994 treasury shares of Common Stock to ESOP I as part of the Company's Success Sharing and special award programs. Annually, as the Company's loans to the ESOPs are repaid, the shares are allocated to the accounts of participants.

All employees of the Company who have attained a minimum length of service and satisfied other plan requirements are eligible to participate in the ESOPs, except that ESOP II excludes employees covered by any collective bargaining agreement. At December 31, 1994, there were 3,946 participants in ESOP I and 3,611 participants in ESOP II. Participants obtain vested interests in the ESOPs after five years of service, giving effect to service with the Company's predecessors. Participants are entitled to direct the voting of the shares held in their ESOP accounts. Unallocated shares are voted proportionately in the manner in which allocated shares are voted.

Shares are allocated to the participants' accounts in the ratio that each participant's salary and bonus for the plan year bears to the total eligible compensation of all participants for the plan year, subject to a maximum eligibility limitation in 1994 of $150,000 imposed by the Internal Revenue Code. However, the Company has established non-qualified excess benefits plan for the ESOPs to provide like benefits for the executive officers and other employees in place of reductions resulting from such compensation cap. See Footnote 8(b) to "Compensation of Executive Officers--Summary Compensation Table".

Success Sharing Program. The Success Sharing Program was initiated in 1993 and is available to all Company employees who satisfy ESOP I eligibility requirements. Under the Success Sharing Program, for each $.50 per share of Common Stock earned by the Company during a fiscal year in excess of the amount necessary to fund regular dividend payments on the Common Stock, an eligible employee will receive an allocation of

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
additional shares Common Stock to the employee's ESOP I account equal to one-fourth of a share for each $1,000 in salary and bonus the employee earned during the year.

EMPLOYEE STOCK PURCHASE LOAN PROGRAM

The Employee Stock Purchase Loan Program encourages Common Stock purchases by key employees. Under the Program, executive officers may borrow the lesser of $300,000 or 100% of their annual base salary to buy Common Stock on the open market. Interest on loans is charged at the applicable federal rate for short-term loans (compounded annually) (the "AFR"), in effect on the date the funds are borrowed. The interest rate is adjusted annually during the term of the loan to the lesser of the AFR as of the date of such adjustment, the initial AFR, or the weighted average initial AFR rate for all loans outstanding. As of March 1, 1995 rates of interest on loans to executive officers ranged from 3.81% to 7.19% with the AFR being 7.43%. Interest is payable annually and principal is repayable in five annual installments of 20% commencing on the fifth anniversary of the borrowing. The Board has fixed $3 million as the maximum amount to be outstanding under the Stock Loan Program. As of March 1, 1995, 32 employees participated in the Program. The highest amounts outstanding at any time during the last fiscal year under the Program and the amount outstanding on March 1, 1995 on loans to the executive officers named in the Summary Compensation Table were: R. R. Hemminghaus $217,425 and $188,838, respectively; T. J. Fretthold $50,500 and $39,500, respectively; W. R. Klesse $190,300 and $137,400, respectively; J. R. Mehall $188,150 and $218,140, respectively; A. W. O'Donnell $45,350 and $33,900, respectively; and J. E. Prater $76,363 and $66,108, respectively. In addition, R. C. Becker, Vice President and Treasurer, participated in the Employee Stock Loan Program during the last fiscal year. The highest amount outstanding on Mr. Becker's loan during the last fiscal year and the amount outstanding at March 1, 1995 were $69,750 and $67,378, respectively.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

The Company has entered into an employment agreement with each of its executive officers. Such agreements provide for the continued employment of each executive officer for a period of three years (or, if earlier, until age 65) after the occurrence of a change in control. For this purpose, a "change in control" of the Company occurs when (i) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person has become the beneficial owner of securities representing more than 25% of the combined voting power of the then-outstanding voting securities of the Company, and such acquisition has not been authorized, approved or recommended by majority vote of the Board prior to the date of the filing of such report; or (ii) such other event occurs as the Board may, in its sole discretion, by majority vote determine to constitute a change in control of the Company. The agreements had an initial term of five years and are automatically extended for an additional year on each anniversary date unless either the Company or the executive officer gives written notice of the non-extension prior to an anniversary date. The agreement automatically terminates if, prior to a change in control, the executive officer ceases to be an employee of the Company.

Under these agreements, an executive officer who is terminated without cause or who terminates his employment under certain circumstances, is entitled to receive separation pay in an amount equal to the

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
discounted present value of all cash compensation that the executive officer would have received for the remainder of the employment period (based upon his then-current salary, and the highest incentive payment that he received within the three years prior to the change in control), as well as the continuation of certain employee welfare benefits for the remainder of such period. The agreements also provide that the executive officer will receive an additional amount which will be sufficient (on an after-tax basis) to pay all excise taxes that may be applicable to amounts deemed to be paid by reason of the change in control. In addition, the executive officers are entitled to reimbursement from the Company for the costs and expenses incurred by them in enforcing the agreements.

Pursuant to the Company's Long-Term Incentive Plans, if termination of employment of an executive officer results other than for cause following a change in control, then 100% of the restricted stock awards and performance restricted stock awards made in 1990 and in following years, and which have not been forfeited prior to such termination, immediately vest and become nonforfeitable. In addition, stock options granted to the executive officers under these Long-Term Incentive Plans become exercisable immediately in the event of a "change in control."

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission, and the New York Stock Exchange, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors, and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of Section 16(a) forms furnished to the Company during the fiscal year ended December 31, 1994 and written representations of all the directors and executive officers to the effect that no other reports were required with respect to the fiscal year ended December 31, 1994, none of the Company's directors, executive officers, and greater than ten percent beneficial owners failed to file on a timely basis the reports required by Section 16(a).

                    APPROVAL OF AMENDMENTS TO THE 1990 PLAN
                             (ITEM 2 ON THE PROXY)

General. At the Annual meeting of Shareholders held May 1, 1990, the 1990 Plan was approved by shareholders. The purpose of the 1990 Plan is to promote the long-term success of the Company and increase shareholder value by providing officers and other salaried employees of the Company, its subsidiaries, and affiliates, with incentive awards that reward performance and continued service with the Company. In addition, the 1990 Plan operates to encourage such employees and Company directors to become stockholders of the Company. Additionally, the Company believes the 1990 Plan will assist in attracting and retaining employees of the highest caliber.


--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
To further the objectives of the 1990 Plan, and in view of tax legislation which imposes certain limits on the Company's ability to deduct executive compensation, in February 1995 the Board voted to amend the 1990 Plan in certain respects, subject to approval by the Company's stockholders. These amendments include the authorization of 1,000,000 additional shares of Common Stock to be issued under the 1990 Plan, the authorization of grants of stock options to non-employee directors, and certain other amendments made primarily in response to regulatory changes promulgated under the Code and the Exchange Act described below. The following is a summary of the amendments to the 1990 Plan and is qualified by reference to the full text of such amended and restated 1990 Plan which is set forth as Appendix A to this Proxy Statement.

See "Long-Term Incentive Plans" for additional information concerning compensation and benefit plans of the Company, including the 1990 Plan, as currently in effect.

Increase in Authorized Shares.

In order that the 1990 Plan contains sufficient shares to provide the intended incentives, the Board adopted an amendment authorizing an additional 1,000,000 shares of Common Stock to be issued under the 1990 Plan. The 1990 Plan initially had 1,000,000 shares of Common Stock authorized for issuance. In 1992, the stockholders approved an amendment authorizing an addition 1,500,000 shares to be issued under the 1990 Plan. As of February 7, 1995, 665,457 shares remained available for grant pursuant to the 1990 Plan. Accordingly, the Board believes it is advisable to increase the number of shares available for grant under the 1990 Plan at this time.

Grant of Stock Options to Directors.

The proposed amendments provide for the annual grant of stock options to non-employee directors. Each non-employee director would receive an option to purchase 1,500 shares of Common Stock annually at the close of business on the first Tuesday in May. Except in certain situations described below, 100% of the option would become exercisable three years from the date it is granted. The option would expire ten years from the date it is granted. If service on the Company's Board terminates, other than as described below, an outstanding option would be exercisable only to the extent it was exercisable on the date of such termination and would expire three years after such termination, or on its stated expiration date, whichever occurs first.

If any of the following events occurs before the option expires, the option would become immediately and fully exercisable:

  (i)  death of the optionee;

  (ii) resignation or removal of the optionee as a director of the Company because of a physical or mental impairment which prevents the optionee from performing the duties of a director for a period of six months or more;


--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
  (iii) optionee retires as a director of the Company and is eligible to participate in the Diamond Shamrock, Inc. Retirement Plan for
        Directors; or,

  (iv) a "change in control" of the Company. For this purpose, a "change in control" will be deemed to have occurred when a report is filed on
        Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 25% of the combined voting power of the then-outstanding voting securities of the Company.

The exercise price of any option granted to a non-employee director shall be equal to the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions Report.

An option could be exercised by a non-employee director only upon payment to the Company in full of the option price of the Common Stock to be delivered. Payment could be made in cash or in Common Stock previously owned by the optionee for more than six months, or in any combination of cash and such Common Stock.

Other Amendments.

The 1990 Plan was further amended by the Board partly in response to tax legislation which imposes limits on the Company's ability to deduct executive compensation and with regulations issued pursuant to the Exchange Act. These amendments are discussed in greater detail below.

Limitations on Awards. The number of shares of Common Stock issued or transferred as restricted shares that become non-forfeitable contingent solely upon the participant attaining a certain length of service with the Company shall not in the aggregate exceed 314,000 shares, subject to adjustment as provided in the 1990 Plan.

No participant shall be granted under the 1990 Plan in any fiscal year:

  (i) options and SARs, in the aggregate, for more than 200,000 shares of Common Stock;

  (ii) performance awards and securities awards, in the aggregate, for more than 200,000 shares of Common Stock; and

  (iii) performance awards, in the aggregate, for more than $1,000,000, subject to adjustment as provided in the 1990 Plan.

The establishment of such limitations is responsive to the regulations concerning the tax deductability of executive compensation discussed above. Subject to these limitations, the Compensation Committee has discretion to grant awards to executive officers. These special tax deduction rules also require that the plan must be approved by stockholders. Approval of the amended 1990 Plan shall be deemed the equivalent of approval of the 1990 Plan. If the requisite approval is not obtained, no additional awards will be made under the 1990 Plan.

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                                                                              29

PROXY STATEMENT

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Shares Available For Grant. Upon payment in cash of any award granted under the
1990 Plan, any shares of Common Stock that related to that grant, shall again be available for issuance or transfer. Upon the full or partial payment of the price of any option, SAR, or other award (collectively, a "Right"), by the transfer to the Company of shares of Common Stock, or upon satisfaction of tax withholding obligations in connection with any such exercise by the transfer or relinquishment of shares of Common Stock, or any other payment made or benefit realized under the 1990 Plan by the transfer or relinquishment of shares of Common Stock, there shall be deemed to have been issued or transferred under the 1990 Plan only the net number of shares of Common Stock actually issued or transferred by the Company determined by subtracting the number of shares of Common Stock so transferred or relinquished.

Performance Criteria. When so determined by the Compensation Committee, Rights will be subject to such financial or non-financial performance or other criteria as may be adopted from time-to-time by the Committee in its discretion. The performance criteria ("Performance Criteria") applicable to any award to a participant who is, or is determined by the Committee, to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision) shall be limited to growth, improvement or attainment of certain levels of:

  (i)   return on capital, equity, or operating assets;

  (ii)  margins;

  (iii) total stockholder return or market value relative to other companies selected by the Committee;

  (iv)  operating profit or net income;

  (v)   sales, throughput, or product volumes; or

  (vi)  costs or expenses.

Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render the management performance objectives to be unsuitable, the Committee may modify such Performance Criteria, or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. In addition, at the time the Right is awarded and performance goals established, the Committee is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which Participants have limited control, including market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income.

Repricing. The Committee's ability to substitute Rights previously granted with new Rights has been restricted. The Committee shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding option to reduce the option price or authorize the amendment of any outstanding SAR to reduce the base price. Furthermore, no option or SAR shall be canceled and replaced with awards having a lower option price or base price without the approval of the stockholders of the Company. Any grant may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates.

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30

PROXY STATEMENT

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Transferability. The section relating to transferability of Rights has been deleted and a new section substituted in its place. No option or other derivative security (as that term is used in Rule 16b-3 of the Exchange Act) granted under this 1990 Plan may be transferred by a participant except by will or the laws of descent and distribution. Options and SARs granted under this 1990 Plan may not be exercised during a participants lifetime except by the participant or, in the event of the participants legal incapacity, by his guardian or legal representative, acting in a fiduciary capacity on behalf of the participant under state law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for the transferability of particular awards under this 1990 Plan so long as such provisions will not disqualify the exemption of other awards under Rule 16b-3 of the Exchange Act.

Fair Market Value. Formulas to calculate fair market value have been deleted and the provision allowing the grant of options with an exercise price less than the fair market value of the Common Stock has been deleted. As amended, the exercise price of any option may not be less than the fair market value of the Common Stock covered thereby, as determined by the Committee.

Reorganization. The 1990 Plan was further amended to describe the Committee's authority to make adjustments in Rights in order to prevent dilution, enlargement, or other change in the rights of recipients in the event of a corporate reorganization or similar transaction or event. The Committee may on or after the date of grant provide in the agreement evidencing any award under the 1990 Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation, or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the maximum number of shares of Common Stock specified in the 1990 Plan as the Committee may in good faith determine to be appropriate in order to reflect any corporate reorganization or similar transaction or event.

Withholding Taxes. To the extent that the Company is required to withhold taxes in connection with any payment made or benefit realized by a participant, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the participant make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may include relinquishment of a portion of any such payment or benefit or the surrender of outstanding shares of Common Stock. The Company and any participant may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

Plan Amendments. The section concerning amendments was clarified to provide that the 1990 Plan may be amended from time-to-time by the Committee; provided, however, except as expressly authorized by the 1990 Plan, no such amendment shall increase the maximum number of shares of Common Stock specified in the 1990 Plan, or otherwise cause the 1990 Plan to cease to satisfy any applicable condition of Rule 16b-3 of the Exchange Act, without the further approval of the stockholders of the Company. Any Right that may be granted pursuant to an amendment to the 1990 Plan that shall have been adopted without the approval of the stockholders of the Company shall be null and void if it is subsequently determined that such approval

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                                                                              31

PROXY STATEMENT

--------------------------------------------------------------------------------
was required in order for the 1990 Plan to continue to satisfy the applicable conditions of Rule 16b-3 of the Exchange Act.

Governing Law. The 1990 Plan is governed by the laws of the State of Delaware and applicable federal law.

Effective Date of Amendment. The 1990 Plan is effective as of May 1, 1990; the amendments to the 1990 Plan approved by the Company's Board of Directors on February 7, 1995 will become effective upon approval by the stockholders of the Company.

                             ADDITIONAL INFORMATION

Officers and any other salaried employees of the Company, its subsidiaries and its affiliates selected by the Committee are eligible to receive benefits under the 1990 Plan. All officers (17) and approximately 248 other salaried employees of the Company are currently eligible to participate in the 1990 Plan.

The 1990 Plan is intended to comply with and be subject to Rule 16b-3 of the Exchange Act as in effect prior to May 1, 1991. The Committee may at any time elect that the 1990 Plan shall be subject to Rule 16b-3 of the Exchange Act as in effect on and after May 1, 1991.

Federal Income Tax Consequences. The following is a brief summary of certain federal income tax consequences of certain transactions under the 1990 Plan, based on federal income tax laws in effect on January 1, 1995. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Non-qualified Options generally will not result in any taxable income to the optionee at the time of grant, but the holder will realize ordinary income at the time of exercise of the Option. The amount of ordinary income is measured by the excess of the fair market value of the optioned shares at the time of exercise over the Option exercise price. If the Option price of a non-qualified Option is paid for, in whole or in part, by the delivery of shares of Common Stock previously owned by the optionee, no gain or loss will be recognized on the surrendered shares to the extent that the shares of Common Stock received are equal in value to the shares of Common Stock surrendered. At the time of sale of shares acquired pursuant to the exercise of a non-qualified Option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive stock options ("ISOs") normally will not result in any taxable income to the optionee at the time of grant or exercise. If Common Stock is issued to an optionee pursuant to the exercise of an ISO and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant, or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the Option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in the sale or

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
exchange) over the Option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

The grant of an SAR will not produce taxable income to the recipient. However, upon exercise of an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received will be taxable as ordinary income to the recipient.

No income generally will be recognized upon the grant of performance units. Upon payment in respect of the earn-out of performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock received.

A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a
Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

In limited circumstances where the sale of stock that is received as a result of a grant of an award could subject an officer or director to suit under
Section 16(b) of the Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation. If the Committee grants ISO's rather than non-qualified options, the Company may forego tax deductions it might otherwise have obtained.

See "Compensation of Officers--Incentive Plan and Other Arrangements" for additional information concerning the long-term incentive plans as currently in effect.

                           VOTE REQUIRED FOR APPROVAL

Under Delaware law, the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and voting on this proposal is required to approve the amendments to the 1990 Plan.


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                                                                              33

PROXY STATEMENT

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THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO
THE 1990 PLAN. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM 3 ON THE PROXY)

The Board, upon the recommendation of its Audit Committee, has appointed Price Waterhouse as independent accountants to examine the consolidated financial statements of the Company for 1995. Stockholders are being asked to ratify this appointment. Price Waterhouse has served the Company and its predecessors in this capacity since 1932. The Company has been informed that neither Price Waterhouse nor any of its partners has any direct financial interest or any material indirect financial interest in the Company or has had any connection during the past three years with the Company or its predecessors in the capacity of promoter, underwriter, voting trustee, director, officer, or employee.

Representatives of Price Waterhouse are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and voting on this proposal is required to ratify the appointment of Price Waterhouse as independent accountants for 1995.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR SUCH RATIFICATION. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                                 OTHER BUSINESS

The Board does not know of any business to be presented for consideration at the Annual Meeting, or any adjournment thereof, other than as stated in the Notice of Annual Meeting. It is intended, however, that the persons authorized under the Board's proxies may, in the absence of instructions to the contrary, vote or act in accordance with their judgment with respect to any other proposal properly presented for action at such meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, or any adjournment thereof, and actually voted would be required with respect to any such matter brought to a stockholder vote.

                                 MISCELLANEOUS

SUBMISSION OF PROPOSALS BY STOCKHOLDERS

In order to be eligible for inclusion in the Company's proxy statement for the 1996 Annual Meeting of Stockholders any proposal of a stockholder must be received by the Company at its principal executive offices in San Antonio, Texas by November 24, 1995.


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34

PROXY STATEMENT

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PROXY SOLICITATION

In addition to soliciting proxies by mail, directors, executive officers, and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram, or in person. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares of Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials. The Company has retained Morrow & Co. to aid in the solicitation of proxies. The fee to be paid by the Company to such firm is estimated to be $10,000 plus reimbursement for out-of-pocket costs and expenses.

BY ORDER OF THE BOARD OF DIRECTORS

Jerry D. King
Secretary
San Antonio, Texas
March 23, 1995

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                                                                              35

PROXY STATEMENT

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          APPENDIX "A" TO NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                             DIAMOND SHAMROCK, INC.
                            LONG-TERM INCENTIVE PLAN

                   AS AMENDED AND RESTATED AS OF MAY 2, 1995

The purpose of this Diamond Shamrock, Inc. Long-Term Incentive Plan (the "Plan") is to promote the long-term success of Diamond Shamrock, Inc. (the "Company") by providing the directors, officers, and other salaried employees of the Company, its subsidiaries, and its affiliates (the "Participants") with incentives to create excellent performance and to continue their association with the Company, its subsidiaries, and its affiliates. In addition, the Plan operates to encourage Participants to become stockholders of the Company and by providing actual share ownership through Plan awards, it is also intended that Participants will view the Company from a stockholder's perspective.

1. AGGREGATE LIMITATIONS ON SHARES AVAILABLE UNDER THE PLAN. The total number of shares of common stock, $.01 par value ("Common Shares"), of the Company which are issued or transferred under the Plan shall not in the aggregate exceed 3,500,000 Common Shares, subject to the adjustments authorized by
   Section 5; provided, however, that the number of Common Shares issued or transferred as restricted shares that become nonforfeitable solely contingent upon the participant attaining a certain length of service with the Company shall not in the aggregate exceed 314,000 Common Shares, subject to adjustment as provided in Section 5 of this Plan. For the purposes of this Section 1:

  (a) Upon payment in cash of the award provided by any SAR, Performance Award, or Securities Award (as hereinafter defined) (together with an Option, a "Right") granted under this Plan, any Common Shares that were covered by that Right, shall again be available for issuance or transfer hereunder.

  (b) Upon the full or partial payment of the price of any Right by the transfer to the Company of Common Shares or upon satisfaction of tax withholding obligations in connection with any such exercise or any other payment made or benefit realized under this Plan by the transfer or relinquishment of Common Shares, there shall be deemed to have been issued or transferred under this Plan only the net number of Common Shares actually issued or transferred by the Company determined by subtracting the number of Common Shares so transferred or relinquished.

  If any Securities Awards (as hereinafter defined) are issued or transferred that pertain to Company stock other than Common Shares, there will be deemed to have been issued a number of Common Shares equal to the number of shares of such other stock so issued or transferred. In the event that such other stock is convertible into Common Shares, there will be deemed to have been issued a number of Common Shares equal to the number of Common Shares into which such other stock is convertible.

2. ADMINISTRATION. The Plan will be administered by the Compensation Committee (or any successor committee) of the Company's Board of Directors (the "Committee") consisting of not fewer than two

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                                                                             A-1

PROXY STATEMENT

--------------------------------------------------------------------------------
   directors each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 or any successor rule promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

   The Committee, subject to the Company's By-Laws, will from time to time establish rules for the calling and conduct of its meetings and the taking of action thereat or otherwise. In addition to the authority prescribed elsewhere herein, the Committee will have the authority in its sole discretion from time to time (i) subject to Section 3, to prescribe such limitations, restrictions, conditions upon, provisions for vesting and acceleration of, provisions prescribing the nature and amount of legal consideration to be received upon the award or exercise of any Right and all other terms and conditions of any award of any Right as the Committee deems appropriate, provided that none of the foregoing conflicts with any of the express terms of the Plan and that the foregoing are set forth in the instrument granting any Right or in the regulations referred to elsewhere in this Section 2, (ii) to interpret the Plan and to adopt, amend and rescind rules and regulations for implementing and administering the Plan, and (iii) to make all other determinations and take all other actions that the Committee deems necessary or advisable for the implementation and administration of the Plan. All such actions will be final, conclusive, and binding. No member of the Committee will be liable for any grant or award or action taken or decision made in good faith relating to the Plan or any grant or award thereunder.

3. RIGHTS. The Committee may from time to time, and upon such terms and conditions as it determines in its discretion, authorize the granting of Rights to officers (including officers who are directors) and other salaried employees of the Company or any of its majority-owned subsidiaries who, in the judgment of the Committee based upon information furnished to it, individually or by classification are expected to contribute to the Company's long term business and prospects. Such Rights may include, as the Committee may determine in its discretion, any of the following Rights or any combination thereof:

   (a) options ("Options") to purchase Common Shares, which may be either incentive stock Options intended to qualify for treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO's") or non-qualified Options which are not intended to so qualify;

   (b) stock appreciation rights ("SARs") to receive in respect of Common Shares subject to Options granted under the Plan:

       (i) whole Common Shares having an aggregate Fair Market Value (as hereinafter defined) equal to a percentage (up to 100%) of the aggregate appreciation in value of the Common Shares in respect of which the SAR is exercised, measured by the difference between the aggregate Option price for such Common Shares and their aggregate Fair Market Value (as hereinafter defined);

       (ii) cash in an amount equivalent to that percentage appreciation determined under clause (a); or

       (iii) any combination of cash and whole Common Shares having a Fair Market Value (as hereinafter defined), in the aggregate, equal to the percentage appreciation determined under clause (a);

   (c) rights ("Performance Awards") to receive, with respect to or unrelated to Common Shares subject to Options or SARs granted under the Plan, a predetermined amount, payable in cash or Common

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
      Shares, on such terms and subject to such conditions including performance targets as may be determined by the Committee, in its discretion. Performance Awards may be payable over a specific period, and may be vested in whole or in part on the date of award thereof, as determined from time to time by the Committee in its discretion;

  and

  (d) awards ("Securities Awards") of Common Shares, of other shares of capital stock, or of other securities of the Company, which awards may be absolute or contingent upon continuation of employment or achievement of one or more performance targets, may provide for payment by the recipient of cash or deferred consideration that is less than the Fair Market Value of such securities or for no such consideration, and may provide for repurchase of such securities by the Company in specific circumstances, all on such terms and subject to such conditions as may be determined by the Committee in its discretion. Securities Awards may be payable over a specific period, and may be vested in whole or in part on the date of the award thereof, as determined from time to time by the Committee in its discretion.

  Rights, when so determined by the Committee, will be subject to such financial or non-financial performance or other criteria as may be adopted from time-to-time by the Committee in its discretion. The performance criteria ("Performance Criteria") applicable to any award to a Participant who is, or is determined by the Committee, to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision) shall be limited to growth, improvement or attainment of certain levels of:

      (i)   return on capital, equity, or operating assets;

      (ii)  margins;

      (iii) total stockholder return or market value relative to other companies selected by the Committee;

      (iv)  operating profit or net income;

      (v)   sales, throughput, or product volumes; or

      (vi)  costs or expenses.

  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management performance objectives to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made in the case of any award to a Participant who is, or is determined by the Committee to be likely to become, a covered employee if the effect would be to cause the award to fail to qualify for the performance-based exception to Section 162(m) of the Code (or any successor provision). In addition, at the time the Right is awarded and performance goals established, the Committee is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
   account certain factors over which Participants have no or limited control including market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income.

   Subject to adjustment as provided in Section 5 of this Plan, no Participant shall be granted under this Plan in any fiscal year:

    (i)   Options and SARs, in the aggregate, for more than 200,000 Common
          Shares;

    (ii) Performance Awards and Securities Awards, in the aggregate, for more than 200,000 Common Shares; and

    (iii) Performance Awards, in the aggregate, for more than $1,000,000.

   Each of the foregoing Rights will contain and be subject to such other terms and conditions as the Committee from time to time determines pursuant to Sections 1 or 2 or otherwise. Payment for any Right may be made by the delivery of cash, Common Shares, any combination thereof, or other consideration, as determined from time to time by the Committee in its discretion. Any grant may provide for deferred payment of the Option price from the proceeds of sale through a broker of some or all of the Common Shares to which the exercise relates. The Committee shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option to reduce the Option price or authorize the amendment of any outstanding SAR to reduce the base price. Furthermore, no Option or SAR shall be canceled and replaced with awards having a lower Option price or base price without the further approval of the stockholders of the Company. Further, the Committee may in its discretion prohibit a terminated employee from exercising a previously granted Option or otherwise receiving the benefit of any previously granted Right if such terminated employee has an outstanding loan from the Company, any parent or any majority-owned subsidiary or any predecessor of any such corporations. Notwithstanding any of the foregoing, and subject to the provisions of
   Section 8, the Company retains the right to convert any previously granted ISO's to non-qualified Options.

   The Committee may provide for the grant, to any optionee except Non-Employee Directors, of additional Options ("Reload Options") upon the exercise of Options, including Reload Options, through the delivery of Common Shares; provided, however, that (i) Reload Options may be granted only with respect to the same number of Common Shares as were surrendered to exercise the Options, (ii) the exercise price of the Reload Options will be the Fair Market Value (as hereinafter defined), and (iii) with respect to optionees who are subject to the reporting requirements of Section 16(a) of the Exchange Act, the Reload Option may not be exercised after the expiration or termination date of the Options with respect to which such Reload Options were granted.

4. TRANSFERABILITY. No Option or other derivative security (as that term is used in Rule 16b-3 of the Exchange Act) granted under this Plan may be transferred by a Participant except by will or the laws of descent and distribution. Options and SARs granted under this Plan may not be exercised during a Participants lifetime except by the Participant or, in the event of the Participants legal incapacity, by his guardian or legal representative, acting in a fiduciary capacity on behalf of the Participant under state

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
   law and court supervision. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for the transferability of particular awards under this Plan so long as such provisions will not disqualify the exemption of other awards under Rule 16b-3 of the Exchange Act.

5. EXERCISE PRICE; ADJUSTMENTS. The exercise price of any Option may not be less than the fair market value of the Common Shares covered thereby as determined by the Committee from time-to-time ("Fair Market Value").

   The Committee may, but will not be required to, make or provide for such adjustments (eliminating fractions) in the originally specified price or in the number or kind of Common Shares covered by outstanding Rights or in other consideration which has been previously granted or is available for issuance under the Plan (including shares of another issuer) as the Committee may determine is equitably required to prevent dilution, enlargement or any other change of or in the rights of recipients that otherwise would result from any merger, spin-off or other distribution of assets to shareholders, consolidation, reorganization, assumption, and conversion of outstanding grants due to an acquisition, or other business combination transaction, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, from the date that any Right is granted or awarded by the Committee.

   Moreover, the Committee may on or after the date of grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. The Committee may also make or provide for such adjustments in the maximum number of Common Shares specified in Sections 1 and 3 of this Plan as the Committee may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 5.

6. INCENTIVE OPTIONS. No ISO shall be granted after the ten (10) year period following the adoption of the Plan and no ISO shall be exercisable after the expiration of ten (10) years from the date of grant. Notwithstanding the provisions of Section 1 to the contrary, any Common Shares subject to an SAR which has been granted in tandem with an ISO will not be available for issuance under the Plan upon exercise of such SAR. Notwithstanding the provisions of Section 5 to the contrary, no adjustment shall be made with respect to any Option intended to qualify as an ISO if such an adjustment would prevent such Option from so qualifying.

7. FOREIGN PARTICIPANTS. Subject to the provisions of Section 9, the Committee may, in order to fulfill the Plan purposes and without amending the Plan, modify previously granted Rights to employees who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

8. NON-EMPLOYEE DIRECTORS: RESTRICTED SHARES. Each director of the Company who is not an employee of the Company ("Non-Employee Director") will be granted Common Shares that are forfeitable and

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
  nontransferable except as provided in this Section 8 ("Restricted Shares") in lieu of all or a portion (as specified by the Non-Employee Director) of his annual retainer on the terms and conditions set forth in this Section 8.

  (a) Non-Employee Directors serving on May 5, 1992 will be granted Restricted Shares on the first Tuesday in May (the "Anniversary Date") immediately after the expiration of the five year period following grants of restricted Common Shares previously made to them under
      Section 8 of the Diamond Shamrock, Inc. 1987 Long-Term Incentive Plan; provided however, Non-Employee Directors who were granted restricted Common Shares on July 1, 1987 will be granted Restricted Shares on May 5, 1992.

  (b) Non-Employee Directors first elected to the Company's Board of Directors after May 5, 1992 will be granted Restricted Shares on the day of election to the Board of Directors. The amount of the Non-Employee Director's annual retainer used to determine the amounts of the Grants attributable to the first partial year of service of any new Non-Employee Director elected to the Board of Directors in a month other than May will be pro-rated to the Anniversary Date which follows election to the Board of Directors.

  (c) Each Non-Employee Director will be granted additional Restricted Shares on the fifth Anniversary Date that follows the initial date of grant of Restricted Shares pursuant to Section 8(a) or Section 8(b) of the Plan, and on the fifth Anniversary Date that follows the date of each grant of Restricted Shares pursuant to this Section 8(c).

  (d) Each Non-Employee Director will receive one-third of the value of his annual retainer to which he would otherwise be entitled during the five
      (5) years following the date of grant and assuming that the amount of such retainer remains constant during such five-year period in the form of Restricted Shares (the "Minimum Grant").

  (e) Each Non-Employee Director may make an election to receive any or all of the remaining cash balance of the annual retainer to which he would otherwise be entitled during the five (5) years following the date of the Minimum Grant and assuming that the amount of such retainer remains constant during such five-year period in the form of Restricted Shares (the "Elective Grant"). The Minimum Grant and the Elective Grant are hereafter referred to as the "Grants." The election will be in writing and must be delivered to the Company not later than the date of the Minimum Grant. Any election of an Elective Grant will be irrevocable.

  (f) Minimum Grants will be made on the date of grant provided in Section 8(a), Section 8(b) or Section 8(c), as the case may be. Elective Grants will be made on the first business day that is at least six months and one day following the date of the corresponding Minimum Grants. The total number of Restricted Shares included in each such Grant will be equal to the amount of the Non-Employee Director's retainer as provided in Section 8(b), Section 8(d) or Section 8(e) of the Plan, as the case may be, multiplied by the percentage of annual retainer represented by the Minimum Grant or Elective Grant, as the case may be, divided by the closing sale price per share of the Common Shares as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the New York Stock Exchange trading day immediately preceding such Minimum Grant or Elective Grant, or if there are no sales on such date, on the next preceding day on which there were sales, and rounded up to the next whole Restricted Share.


--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
  (g) Twenty percent (20%) of the Restricted Shares subject to a Grant will become transferable and nonforfeitable one year after the Anniversary
      Date on which the Grant was elected; provided however, that the Restricted Shares may not be sold until at least six months after the grant date. An additional twenty percent (20%) will become transferable and nonforfeitable two, three, four, and five years after the Anniversary Date on which the Grant was elected. The foregoing percentages will not apply, however, to any Non-Employee Director who is first elected to the Company's Board of Directors after May 5, 1992 and in a month other than May. The number of Restricted Shares awarded to any such Non-Employee Director that becomes transferable and nonforfeitable on the Anniversary Date which immediately follows the date of such election will equal 20% of the total number of Restricted Shares that would have been awarded to the director had he or she first become a Non-Employee Director as of the Anniversary Date immediately prior to election to the Board of Directors (the "Full Term Share
      Amount") multiplied by a fraction, the numerator of which is the amount of the annual retainer paid to such Non-Employee Director for service as a director for the period ending on the Anniversary Date which immediately follows the date of election and the denominator of which is the total annual retainer payable to such Non-Employee Director as if he or she had been a Non-Employee Director as of the Anniversary
      Date immediately prior to election to the Board of Directors. An additional 20% of the Full Term Share Amount will become transferable and nonforfeitable on the Anniversary Dates which are one, two, three, and four years after the Anniversary Date which immediately follows the date of election to the Board of Directors.

  (h) If a Non-Employee Director's services as a board member are terminated for any reason at any time before completion of the Non-Employee Director's annual term of service, a portion of the Restricted Shares that would have become nonforfeitable and transferable at the end of such complete annual term will become nonforfeitable and transferable pursuant to this Section 8(h), and Section 8(g) shall not apply. The number of whole Restricted Shares that will become transferable and nonforfeitable will be determined by multiplying the number of Restricted Shares by a fraction, the numerator of which will equal the number of complete three-month periods during which at all times such Non-Employee Director was serving as a Non-Employee Director within the twelve-month period in which the Non-Employee Director's service terminates (such twelve-month period to commence on the first day of May and such three-month periods to commence on August 1, November 1 and February 1) and the denominator of which is four (4).

  (i) Any increase in retainer fees paid to Non-Employee Directors by the Company occurring after May 5, 1992, will not be reflected in any outstanding Grant but will be paid in cash.

  (j) The provisions of Section 8 of the Plan relating to Minimum Grants may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

  (k) Each Non-Employee Director will enter into an agreement with the Company which will set forth the terms of the Grants, in such form as the Committee determines is consistent with the provisions of the Plan. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan will govern.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

9. NON-EMPLOYEE DIRECTORS: OPTIONS.

  (a) GRANT OF OPTIONS. Effective and including May 2, 1995, each Non-Employee Director shall be granted, as of the close of business on each Anniversary Date, an Option to purchase 1,500 Common Shares. Each such grant shall be evidenced by an agreement in such form as attached to this Plan as Appendix A, and shall be subject to the additional terms and conditions set forth in this Section 9.

  (b) TERMS AND EXERCISE OF OPTIONS.

      (i) Except as provided in subsection (iii) below, 100% of the Option shall become exercisable three years from the date the Option is granted.

      (ii) An Option shall expire ten years from the date the Option is granted and shall be subject to earlier termination as hereinafter provided. Once an Option becomes exercisable, it may thereafter be exercised, wholly or in part, at any time prior to its expiration or termination. In the event of termination of service on the Company's Board of Directors, other than as provided in subsection (iii) below, an outstanding Option may be exercised only to the extent it was exercisable on the date of such termination and shall expire three years after such termination, or on its stated expiration date, whichever occurs first.

      (iii) Upon the occurrence of any of the following events prior to the expiration of an Option, the Option shall become immediately and fully exercisable:

            (1) death of the Director;

            (2) disability of the Director;

            (3) the Director ceases to be a director of the Company and is eligible to participate in the Diamond Shamrock, Inc. Retirement Plan for Directors; or

            (4) change in control of the Company which will be deemed to have occurred when a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13 (d)(3) or Section 14 (d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 25% of the combined voting power of the then-outstanding voting securities of the Company.

  (c) EXERCISE PRICE. The exercise price of any Option granted to a Non-Employee Director shall be equal to the closing sale price per share of the Common Shares as reported in the New York Stock Exchange Composite Transactions Report (or any other consolidated transactions reporting system which subsequently may replace such Composite Transactions Report) for the New York Stock Exchange trading day immediately preceding such grant, or if there are no sales on such date, on the next preceding day on which there were sales.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

    (d) PAYMENT. An Option may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option price of the Common Shares to be delivered. Such payment shall be made in cash or in Common Shares previously owned by the optionee for more than six months, or in a combination of cash and such Common Shares.

10. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may without limitation include relinquishment of a portion of any such payment or benefit or the surrender of outstanding Common Shares. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

11. EFFECTIVE DATE. The Plan is effective as of May 1, 1990; the amendments to the Plan approved by the Company's Board of Directors on February 7, 1995 will become effective upon approval by the stockholders of the Company.

12. AMENDMENT.

    (a) This Plan may be amended from time-to-time by the Committee; provided, however, except as expressly authorized by this Plan, no such amendment shall increase the maximum number of Common Shares specified in Sections 1 and 3 hereof, or otherwise cause this Plan to cease to satisfy any applicable condition of Rule 16b-3 of the Exchange Act, without the further approval of the stockholders of the Company.

    (b) Any Right that may be granted pursuant to an amendment to this Plan that shall have been adopted without the approval of the stockholders of the Company shall be null and void if it is subsequently determined that such approval was required in order for this Plan to continue to satisfy the applicable conditions of Rule 16b-3 of the Exchange Act.


13. TERMINATION. If the Plan is terminated, the terms of the Plan will, notwithstanding such termination, continue to apply to awards of Rights made prior to termination, and no suspension, termination, modification or amendment of the Plan or any Right may, without the consent of the recipient to whom an award of Rights theretofore has been granted, adversely affect the rights of such recipient under such award.

14. GOVERNING LAW. This Plan shall be governed by the laws of the State of Delaware and applicable federal law.

15. RULE 16B-3 TRANSITION. The Plan is intended to comply with and be subject to Rule 16b-3 of the Exchange Act as in effect prior to May 1, 1991. The Committee may at any time elect that the Plan shall be subject to Rule 16b-3 of the Exchange Act as in effect on and after May 1, 1991.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------
                  APPENDIX "A" TO THE LONG-TERM INCENTIVE PLAN
                 NON-EMPLOYEE DIRECTOR'S STOCK OPTION AGREEMENT

1. GRANT: Diamond Shamrock, Inc. ("DS") hereby grants to             (the
   "Director") an option (the "Option") to purchase at a price of $   per share
   (the "Price") all or part of 1,500 shares ("Option Shares") of Common Stock, $.01 par value, of DS ("Common Stock") pursuant to the Diamond Shamrock, Inc. Long-Term Incentive Plan (the "Plan"). Capitalized terms used in this agreement that are not otherwise defined herein will have the meaning assigned to such terms in the Plan. Subject to the terms hereof, the Option
   shall expire on the tenth anniversary of May      (the "Grant Date") and
   shall become exercisable to the extent of 100 percent of the Option Shares covered thereby on the third anniversary of the Grant Date. The Option will not be transferable other than by will or the applicable laws of descent and distribution. The Option may not be exercised during the Director's lifetime except by the Director or, in the event of the Director's legal incapacity, by the Director's guardian or legal representative, acting in a fiduciary capacity on behalf of the Director under state law and court supervision.

2. EXERCISE OF OPTION: Subject to the provisions of Paragraphs 1, 2, and 4 hereof, the Option may be exercised by the Director (or the Director's executor or administrator) in whole or in part from time to time by written notice to the Secretary of DS at DS's corporate headquarters. Upon the full or partial exercise of the Option and the payment of the Price therefor by the Director (which may be paid in cash, shares of Common Stock previously owned by the Director for more than six months, or a combination thereof), DS will deliver to the Director certificates representing the Option Shares.

3. EFFECT OF TERMINATION OF EMPLOYMENT: If the Director ceases to be a director of either DS or any of its majority-owned subsidiaries at any time during the duration of the Option, other than for one of the reasons provided below, the Option may be exercised only to the extent it was exercisable on the date of such termination and shall expire three years after such termination, or on its stated expiration date, whichever occurs first. Upon the occurrence of any of the following events prior to the expiration of an Option, the Option shall become immediately and fully exercisable: (a) death of the Director; (b) disability of the Director; (c) Director ceases to be director of DS and is eligible to participate in the Diamond Shamrock, Inc., Retirement Plan for Directors; or (d) upon a Change in Control. A "Change in Control" will be deemed to have occurred when a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 25% of the combined voting power of the then-outstanding voting securities of DS. Notwithstanding anything to the contrary contained in this Paragraph, in no event will the Option be exercisable beyond ten years from the Grant Date.

4. SEVERABILITY: Any provision of this agreement which is finally held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without invalidating the remaining provisions hereof, and this agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

--------------------------------------------------------------------------------

PROXY STATEMENT

--------------------------------------------------------------------------------

5. INCORPORATION BY REFERENCE: The Option is granted pursuant and subject to the Plan; and the Plan, together with all resolutions, requirements or guidelines previously or hereafter adopted by the Committee in accordance with the Plan, are hereby incorporated herein by reference.

6. AMENDMENTS: Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Director hereunder without the Director's consent.

7. GOVERNING LAW: This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Delaware.

DATED as of May     .

                                          Diamond Shamrock, Inc.

                                          By:
                                              ---------------------------------
                                               Chairman and Chief Executive
                                                          Officer

The undersigned hereby accepts the foregoing according to its terms.


                                          -------------------------------------
                                                        Director

--------------------------------------------------------------------------------

P R O X Y


                             DIAMOND SHAMROCK, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 2, 1995.

The undersigned hereby appoints Roger R. Hemminghaus, Timothy J. Fretthold, and Jerry D. King, and any of them, each with full power of substitution and resub-stitution, as proxies to represent and to vote all shares which the undersigned may be entitled to vote as of the record date at the Annual Meeting of Stock-holders of Diamond Shamrock, Inc. to be held on May 2, 1995, and any adjourn-ment thereof.

The following items of business to be acted upon are listed in the Notice of An-nual Meeting and described in the Proxy Statement:

  1. Election of 3 directors, each for a three-year term expiring in 1998.
     Nominees: E. Glenn Biggs, W. E. Bradford and Bob Marbut.

  2. Approval of amendments to the Long Term Incentive Plan.

  3. Ratification of appointment of Price Waterhouse as independent accountants.

The Board of Directors recommends a vote FOR items 1, 2 and 3. You may specify your choices on the items by marking the appropriate boxes. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. SEE REVERSE SIDE.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                              (change of address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

                                                                ----------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                ----------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[X]PLEASE MARK YOUR    DIAMOND SHAMROCK, INC.    SHARES IN YOUR NAME   +
   VOTES AS IN THIS                                                    +
   EXAMPLE.                                                            +
                                                                       +++++
1. Election of Directors (see reverse).

                              FOR     WITHHELD
                              [_]       [_]

For, except vote withheld from the following nominee(s):


--------------------------------------------------------------------------------

2. Approval of amendments to the Long Term Incentive Plan.

                         FOR     AGAINST     ABSTAIN
                         [_]       [_]         [_]

3. Ratification of appointment of Price Waterhouse as independent accountants.

                         FOR     AGAINST     ABSTAIN
                         [_]       [_]         [_]


[_]  Change of Address

SIGNATURE(S) ________________________ DATE ____________________________________

SIGNATURE(S) ________________________ DATE ____________________________________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
      WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

[LOGO OF DIAMOND SHAMROCK APPEARS HERE]



                                                        April 3, 1995




Dear Fellow Employee:

The 1995 Annual Meeting of Stockholders of Diamond Shamrock, Inc. will be held on May 2, 1995 in El Paso, Texas. At the meeting, we will vote on the election of three directors, amendments to the Long-Term Incentive plan, and on ratification of the appointment of Price Waterhouse as independent accountants for this year.

As a participant in one or both of the Diamond Shamrock, Inc. Employee Stock Ownership Plans (the "ESOP"s) and/or in the Diamond Shamrock, Inc. 401(k) Plan (the "401(k) Plan"), you are entitled to direct the voting of the shares allocated to your account(s). I cannot emphasize enough how important your vote is to the company. You should specify your choices by marking the appropriate boxes on the Confidential Voting Instructions form below, and date, sign, and return the form in the enclosed postpaid return envelope as promptly as possible.

Prior to this time, you should have received Diamond Shamrock's 1994 Annual Report and Notice of 1995 Annual Meeting and Proxy Statement. If you did not receive this material, please contact Diamond Shamrock's Investor Relations Department at (210) 641-8807. Replacement copies will be forwarded to you promptly so that you may review this material prior to completing the attached Confidential Voting Instructions.

As of December 31, 1994 the ESOPs held 3,610,093 shares of the common stock of Diamond Shamrock, Inc. An additional 5,152 shares were held through the 401(k) Plan. This represents over 12.5% ownership of the company.

Once again, your vote is important. Please be sure to exercise your right as a shareholder and sign and date the attached voting card and promptly return it in the enclosed envelope.

Thank you,


Sincerely,

/s/ Signature Appears Here


  ESOP I          ESOP II         401(K)
--------------------------------------------------------------------------------
The Board of Directors Recommends a vote FOR the proposals regarding:
(1) ELECTION OF 3 directors each for a three-year term expiring in 1998,
Nominees: E. Glenn Biggs, W.E. Bradford and Bob Marbut.

                    FOR                           WITHHOLD
        all nominees listed above   [_]    Authority to vote for all    [_]
        (except as marked to               nominees listed above
        the contrary to the right)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

                                                   FOR     AGAINST     ABSTAIN
                                                   ---     -------     -------

(2) Approval of amendments to Long                 [_]       [_]         [_]
    Term Incentive Plan.



--------------------------------------------------------------------------------

                                                   FOR     AGAINST     ABSTAIN
                                                   ---     -------     -------

(3) Ratification of appointment of Price           [_]       [_]         [_]
    Waterhouse as independent accountants.


Please date and sign as your name appears below and return in the enclosed envelope. These confidential voting instructions will be seen only by the Trustee(s) and their agent.

The Trustee(s) (in person or by proxy) are hereby authorized to vote upon such other business as may properly come before the meeting.
--------------------------------------------------------------------------------
                                            PLEASE MARK ALL
--------------    -------------------       CHOICES LIKE THIS [X]
ACCOUNT NUMBER          SHARES


SIGNATURE                           DATE
         --------------------------     ---------

CONFIDENTIAL VOTING INSTRUCTIONS
                    DIAMOND SHAMROCK, INC.
                   TO: SOCIETY NATIONAL BANK
      Trustee for the Employee Stock Ownership Plans of Diamond Shamrock, Inc.
                       TO: CG Trust Company
                  Trustee for the 401(k) Plan of Diamond Shamrock, Inc.

The undersigned, as a participant in one or both of the Diamond Shamrock, Inc. Employee Stock Ownership Plans, and/or in the Diamond Shamrock, Inc. 401(k) Plan (collectively the "Plans") having received Diamond Shamrock, Inc.'s Annual Report and Proxy Statement, hereby directs the Trustee(s) of the Plans to vote (in person or by proxy as specified upon the items on the reverse side, which are referred to in the Notice of Annual Meeting and described in the Proxy Statement, all shares of Common Stock of Diamond Shamrock, Inc. credited to the undersigned's accounts under the respective Plans as of the record date for the Annual Meeting of Stockholders to be held on May 2, 1995, and any adjournment thereof. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" items 1, 2 and 3.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE PAID ENVELOPE TO:   Automatic Data Processing, P.O. Box 9079,
Farmingdale, N.Y., 11735-9769